EXHIBIT 1.2

APPROVED /s/ [ILLEGIBLE]
PROVINCE OF BRITISH COLUMBIA FOR REGISTRAR OF COMPANIES
COMPANY ACT
ARTICLES
Inc. No: 443863 Translation names: N/A
OF
AINSWORTH LUMBER CO. LTD.
PART 1
INTERPRETATION
1.1. In these Articles, unless there is something in the subject or context inconsistent there with:
     “Board” and “the Directors” or “the directors” or “the Board of Directors” mean the Directors or sole Director of the Company for the time being;
     “Company Act” means the Company Act of the Province of British Columbia as from time to time force and all amendments thereto and includes the regulations made pursuant thereto;
     “Interpretation Act” means the Interpretation Act of the Province of British Columbia as and from time to time in force and all amendments thereto and includes the regulations made pursuant thereto;
     “proxyholder” means a person duly appointed by a registered holder to represent him at a meeting;
     “registered address” of a member or registered holder means his address as recorded in the register of members;
     “registered owner” or “registered holder” when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share;
     “seal” means the common seal of the Company.
Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing individuals shall include corporations and vice versa.
1.2. The meaning of any words or phrases defined in the Company Act and the Interpretation Act shall, if not inconsistent with definitions herein or with the subject or context, bear the same meaning in these Articles provided that in the event of any conflict or inconsistency between the Company Act and the Interpretation Act, the former shall govern.
1.3. Except as may be otherwise provided expressly or by necessary implication in the Company Act, the rules of construction contained in the Interpretation Act shall apply, with the necessary changes and so far as applicable, to the interpretation of these Articles.
PART 2

SHARES AND SHARE CERTIFICATE
2.1. Every member is entitled without charge, to one certificate representing the shares of each class or series held by him. If a member requests the Company to issue to him more than one share certificate for any shares of the same class or series registered in his name, the Directors may prescribe the fee to be paid for each additional certificate. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto at his registered address, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail, stolen or destroyed
2.2. If a share certificate:
(i)	is worn out or defaced, the Company shall, upon production to it of the said certificate and upon such other terms, if any, as the Directors prescribe, order the said certificate to be cancelled and shall issue a new certificate in replacement thereof; or

(ii)	is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate.
Such sum, not exceeding the amount permitted by the Company Act, as the Directors may from time to time fix, shall be paid to the Company for each certificate to be issued under this Article.
2.3. Save in the case of the personal representatives of a deceased member, the Directors may refuse to register more than three persons as the joint holders of a share.
2.4. Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.
2.5. Except as required by law or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.
PART 3

ISSUE OF SHARES
3.1. Subject to the Company Act, the Memorandum and these Articles and to the rights of holders of issued shares arising under the Company Act or otherwise, the shares shall be under the control of the Directors who may issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares (including shares purchased or redeemed by the Company but not cancelled) held by the Company, at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they may determine.

3.2. The Directors may authorize the issue of share purchase or subscription warrants to the purchasers or holders of any debt obligations or other evidences of indebtedness or other obligations or shares of the Company, upon such terms and subject to such restrictions as they may determine.
3.3. Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in, or securities of, the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares or securities, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per centum of the amount of the subscription price of such shares. The Directors may also on any issue or sale of shares or other securities cause the Company to pay such brokerage as may be lawful.
3.4. Subject to the exceptions permitted by the Company Act, no share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be the amount determined by the Directors by resolution to be, in all circumstances of the transaction, no greater than the fair market value thereof.
3.5. If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.
PART 4

SHARE REGISTERS
4.1. The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company’s capital shall consist of more than one class or series of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class or series of shares. The Directors may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class or series of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class or series of shares. The Directors may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class or series thereof, as transfer agent or branch transfer agent for its shares or a class or series thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or a class or series thereof, as the case may be. The Directors may terminate the appointment of any trust company referred to in this Article or in Article 4.2 at any time and may appoint another trust company in its place.
4.2. Subject to the Company Act, the Company may keep or cause to be kept branch registers of members at such places as the Directors may determine, provided that any such branch register kept within British Columbia shall be kept by a trust company.
4.3. The Company shall not at any time close its register of members.
PART 5

TRANSFER AND TRANSMISSION OF SHARES
5.1. Subject to the Memorandum and these Articles, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company’s share certificates or in any usual or common form or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.
5.2. The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer delivered to the Company shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.
5.3. Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.
5.4. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or branch transfer agent or registrar or branch registrar for the shares to be transferred for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer or a photographic reproduction thereof, if the transfer is registered, shall be retained by the Company or its transfer agent or branch transfer agent or registrar or branch registrar and any instrument of transfer, if the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.
5.5. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.
5.6. In the case of the death of a member, the survivors where the deceased was a joint registered holder, and the personal representatives of the deceased where he was the sole registered holder, shall be the only persons recognized by the Company as having any title to the deceased’s interest in the shares registered in his name. Before recognizing any personal representative the Directors may require him to deliver to the Company the documents required by the Company Act and such other evidence as the Directors may require of the personal representative’s appointment, including a grant of probate, letters of administration or other similar documentation from the jurisdiction in which the shares are to be transferred, and of the payment or satisfaction of all taxes, duties, fees and other similar assessments payable to any governmental authority of any applicable jurisdiction with respect to the shares arising out of the member’s death.
5.7. A guardian, committee, trustee, curator, tutor, personal representative or trustee in bankruptcy of a member, although not a member himself, shall have the same rights, privileges and obligations that attach to the shares held by the member if the documents and evidence referred in Article 5.6 are delivered to the Company. This Article does not apply on the death of a member with respect to shares registered in his name and the name of another person in joint tenancy.
5.8. Any person referred to in Article 5.7 who becomes entitled to shares of a member, upon the documents and evidence referred to in Article 5.6 being delivered to the Company, has the right either to be registered as a member in his representative capacity in respect of such shares, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the member could have made; but the Directors shall, as regards a transfer by any such person, have the same right, if any, to decline registration of a transferee as they would have in the case of a transfer of the shares by the member.
PART 6

ALTERATION OF CAPITAL
6.1. The Company may by ordinary resolution amend its Memorandum to increase the authorized capital of the Company by:
(i)	creating shares with par value or shares without par value, or both;

(ii)	increasing the number of shares with par value or shares without par value, or both; or

(iii)	increasing the par value of a class of shares with par value, if no shares of that class are issued.
6.2. The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding a class or series of shares which is the subject of or affected by such alteration, as the Company Act provides.

6.3. The Company may alter its Memorandum or these Articles by such resolution as is permitted by the Company Act and by otherwise complying with any applicable provisions of the Memorandum or these Articles, to create, define and attach special rights or restrictions to any shares and to vary or abrogate any special rights and restrictions attached to any shares.
6.4. No right or special right attached to the issued shares of any class or series shall be prejudiced or interfered with unless the consents of the holders of the shares of each such class or series required by the Company Act are obtained. Notwithstanding such consent, no right or special right attached to any issued shares shall be prejudiced or interfered with as to any part of issued shares of any class or series unless the holders of the rest of the issued shares of such class or series either all consent thereto in writing or consent thereto by a resolution passed by the votes of members holding three-fourths of the rest of such class or series.
6.5. Subject to the Company Act, and unless these Articles or the Memorandum otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class or series meeting of members holding a particular class or series of shares but the quorum at a class or series meeting shall be one person holding in person or by proxy not less than one-third of the issued shares of that class or series, as the case may be.
6.6. The Company may, by resolution of the Directors, alter the Memorandum by cancelling shares which are not allotted or issued, or which are surrendered to the Company either by way of gift or otherwise in accordance with the Company Act, and diminish its authorized capital accordingly.
6.7. The rights, or special rights or restrictions attached to the shares of any class or series shall, unless otherwise expressly provided by the terms, if any, of such rights, or special rights or restrictions be deemed not to be modified, abrogated, varied or dealt with by the creation or issue of further shares ranking pari passu therewith.
PART 7

PURCHASE AND REDEMPTION OF SHARES
7.1. Subject to the special rights and restrictions attached to any shares, the Company may, by resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution, or redeem any of its shares which have a right of redemption attached to them. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, or from a bona fide employee or former employee of the Company or an affiliate of the Company or his personal representative in respect of shares beneficially owned by such employee or former employee, the Company shall, if required by the Company Act, make its offer to purchase pro rata to every member who holds shares of the class or series, as the case may be, to be purchased.
7.2. If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to the shares of such class or series, decide the manner in which the shares to be redeemed shall be selected, and, subject as aforesaid, need not redeem pro rata.
7.3. Subject to the Company Act and the Memorandum, any shares purchased or redeemed by the Company, if not cancelled, may be sold or, if cancelled (but still in the Company’s authorized capital), may be reissued, but, while such shares which have not been cancelled are held by the Company, it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon.
PART 8
BORROWING POWERS
8.1. Subject to the Company Act, the Directors may authorize and cause the Company to:
(i)	borrow money in such manner and amounts, on such security, or without security, from such sources and upon such terms and conditions as they think fit;

(ii)	guarantee the repayment of money by any other person or the performance of any obligation of any other person;

(iii)	issue debt obligations, or other evidences of obligations or indebtedness, either outright or as security for any liability or obligation of the Company or any other person;

(iv)	mortgage, charge, whether by way of specific or floating charge, or both, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future); and

(v)	for the purposes of the Special Corporate Powers Act of the Province of Quebec and without in any way limiting the powers conferred upon the Company and the Directors by the foregoing or by any other provisions of these Articles, or by the Memorandum, or by the Company Act, for the purpose of securing any notes, bonds, debentures or debenture stock which it is by law entitled to, issue, hypothecate, mortgage or pledge, and cede and transfer, any property, moveable or immovable, present or future, which it may own in the Province of Quebec.
8.2. Any debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment or election of Directors, or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they are issued or any other person who subsequently acquires the same, all as the Directors may determine.
8.3. The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and if there is more than one series of debentures a separate register of debentures and debentureholders may be kept in respect of each series. The Directors may appoint a trust company to keep the register of debentureholders. Subject to the Company Act, the Company may keep or cause to be kept branch registers of its debentureholders at such places as the Directors may determine, provided that any such branch register kept within British Columbia shall be kept by a trust company. The Directors may also appoint a trust company as transfer agent or branch transfer agent for its debentures or a series thereof. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.
8.4. Every debt obligation of the Company shall be signed manually be at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the debt obligation appointed by the Company or under any instrument under which the debt obligation is issued, or by or on behalf of a trustee who certifies it in accordance with a trust indenture, and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such debt obligation to hold at the date of the issue thereof.
8.5. If the Company is or becomes a reporting company, the Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.
PART 9

GENERAL MEETINGS
9.1. Annual general meetings of the Company shall be held as required by the Company Act at such time and place as is determined by the Directors.
9.2. If the Company is, or becomes, a company which is not a reporting company, and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held, and shall be deemed to have been held on the date specified in such written consent, or, failing such a date being specified, on the date all such members consent thereto. A written consent for the purposes of this Article 9.2 may be given by any method or means authorized by Article 16.9 for consenting in writing to a resolution.
9.3. All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings or special general meetings.
9.4. The Directors may, whenever they think fit, convene a special general meeting. A special general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.
9.5. If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.
9.6. A notice convening a general meeting specifying the place, the day, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner (if any) as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting, by any member shall not invalidate the proceedings at that meeting.
9.7. All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting. A consent in writing for the purposes of this Article 9.7 may be given by any method or means authorized by Article 16.9 for consenting in writing to a resolution.
9.8. Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours on specified dates prior to the date of such meeting.
PART 10
PROCEEDINGS AT GENERAL MEETINGS
10.1. All business shall be deemed special business which is transacted at:
(i)	a special general meeting other than the conduct of and voting at, such meeting; and

(ii)	an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, electing Directors, appointing the Auditor, fixing the remuneration of the Auditor and the Directors if applicable, and such business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members and any business which is brought under consideration by the report of the Directors.
10.2. No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.
10.3. Save as herein otherwise provided, a quorum for a meeting shall be two persons present and being, or representing by proxy, members holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary, an Assistant Secretary and a solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or vote at any meeting unless he shall be a member or proxyholder entitled to vote thereat.
10.4. If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.
10.5. The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.
10.6. If at any general meeting neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present shall choose some one of their number to be chairman, or if all the persons occupying the said offices shall have advised the Secretary or an Assistant Secretary that they, will not be present at a meeting, the Directors present shall choose one of their number to be chairman or if no Director is present, the members and proxyholders present may choose one of their number to be a chairman. If a person willing to act is not chosen as chairman in accordance with these provisions within 45 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
10.7. The chairman may and shall, if so directed by the meeting, adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not, “advance notice” referred to in Article 9.5, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.
10.8. No motion proposed at a general meeting need be seconded, and the chairman, a director, a member or a proxyholder may propose or second a motion.
10.9. Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member or proxyholder entitled to vote who is present. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.
10.10. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.
10.11. No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive. In the event of a poll by mail, the seven days limit hereinbefore prescribed shall be deemed to be satisfied if the ballot is mailed within seven days and specifies a date by which completed ballots must be received to be counted in the poll that date being such date as the chairman in the reasonable exercise of his discretion thinks is appropriate, but being in no event later than twenty-one days after the mailing of the ballot form.
10.12. Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.
10.13. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
10.14. Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.
PART 11

VOTES OF MEMBERS
11.1. Subject to any special voting rights or restrictions attached to any shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person at a meeting and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share entitled to be voted at the meeting of which he is the registered holder and may exercise such vote either in person or by proxyholder. A proxyholder shall not have the right to vote on a show of hands unless he is a member entitled to vote at the meeting on a show of hands.
11.2. Any person who is not registered as a member but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors or the Secretary of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote, and unless he shall so satisfy the Directors or the Secretary he shall not be entitled to vote that share.
11.3. Any corporation not being a subsidiary which is a member of the Company may authorize such person as it thinks fit to act as its representative at any meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right to appoint a proxyholder to represent such corporation, and shall, if present at the meeting, be counted for the purpose of forming a quorum and be deemed to be a member present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member and entitled to vote may appoint a proxyholder.
11.4. In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members, the person whose name stands first being senior to the person whose name stands second, and so on. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.
11.5. A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.
11.6. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more, but not more than three, proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.
11.7. A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company.
11.8. Unless otherwise permitted by the Directors, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed. In addition to any other method of depositing proxies provided for in these Articles, the Directors may, subject to the Company Act, make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies prior to the meeting or adjourned meeting at which they are to be used and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.
11.9. Unless the Company Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:
PROXY
     The undersigned, being a member of                                         , hereby appoints                                         , or failing him,                                         , as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the annual or extraordinary (as the case may be) general meeting of the Company to be held on the                      day of                     , 19___and at any adjournment thereof.
Signed this                      day of                     , 19        .

(Signature of member)
11.10. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.
11.11. Every proxy may be revoked by an instrument in writing:

(i)	executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

(ii)	delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.
PART 12

DIRECTORS
12.1.  The first Directors shall be the persons so specified in the amalgamation agreement. The Directors to succeed the first Directors, after amalgamation of the Company, shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.
12.2.  The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company (including, if authorized by resolution of the Directors in respect of the Directors generally, those incurred in attending meetings of the Directors or of any committees of the Directors) and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company’s business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
12.3.  A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act, to become or act as a Director.
PART 13

ELECTION AND REMOVAL OF DIRECTORS
13.1.  At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.
13.2.  A retiring Director shall be eligible for re-election.
13.3.  Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.
13.4.  If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office. If no Directors are elected at such meeting the retiring Directors shall be deemed to have been re-elected, but nothing herein shall prohibit or restrict the right of a Director to resign.
13.5.  Subject to Article 16.7, any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.
13.6.  Between successive annual general meetings the Board of Directors shall itself have power to appoint one or more additional Directors of the Company but the number of Directors so appointed shall not at any time exceed one-third of the number of Directors elected at the last general meeting at which Directors were elected. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.
13.7.  Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend, be counted in the quorum and vote as a Director at a meeting at which the person appointing him is not personally present, and, if the alternate is a Director in his own right, to be separately counted in the determination of a quorum on behalf of the Director or Directors he is representing and to have a separate vote on behalf of the Director or Directors he is representing. Every such alternate, to the extent not restricted by the instrument appointing him, may sign on behalf of the Director or Directors who appointed him, resolutions submitted to the Directors to be consented to in writing, as referred to in Article 16.9, and shall be deemed to be a Director for the purposes of so signing such resolutions. Save as aforesaid or as expressly otherwise provided in these Articles, an alternate Director shall not generally have the power to act as a Director. A Director may at any time by instrument in writing revoke the appointment of an alternate appointed by him. The remuneration if any payable to such an alternate Director shall be payable out of the remuneration of the Director appointing him. The appointment or revocation of the appointment of an alternate Director may be by telegram, telex or any method of transmitting legibly recorded messages delivered to the Company.
13.8.  In addition to the provisions of Article 13.1 and Article 13.9, a Director shall cease to hold office if he:

(i)	resigns his office by notice in writing delivered to the registered office of the Company; or

(ii)	is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

(iii)	ceases to be qualified to act as a Director pursuant to the Company Act.
The appointment of an alternate Director shall terminate if:
(i)	the Director who appointed him at any time or by notice to the Company revokes his appointment; or

(ii)	he resigns by notice to the Company; or

(iii)	the Director who appointed him ceases for any reason to be a Director; or

(iv)	he is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

(v)	he ceases to hold the qualifications necessary for a Director pursuant to the Company Act; or

(vi)	the term of his appointment, if any, expires.
13.9.  The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.
PART 14

POWERS AND DUTIES OF DIRECTORS
14.1.  The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.
14.2.  The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such power of attorney or other instrument may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.
PART 15

DISCLOSURE OF INTEREST OF DIRECTORS
15.1.  A Director who:
(i)	is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company; or

(ii)	holds any office or possesses any property whereby, directly or indirectly, a duty or interest may be created to conflict with his duty or interest as a Director, shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the Company Act. A Director interested in a contract or transaction as aforesaid shall be counted in the quorum at a meeting of the Directors at which the proposed contract or transaction is approved, if present at the meeting, and such Director may vote in respect of the approval of the contract or transaction. If he votes he may be liable to account for any profit in accordance with the provisions of the Company Act.
15.2.  A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.3.  Subject to the Company Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
15.4.  A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.
PART 16

PROCEEDINGS OF DIRECTORS
16.1.  The Chairman of the Board, if any, or in his absence, the President shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.
16.2.  Subject to these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.
16.3.  A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.
16.4.  A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.
16.5.  Any Director or alternate Director may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held after such withdrawal. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director. A waiver as aforesaid may be given by telegram, telex or other method of transmitting legibly recorded messages.
16.6.  The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be that number of Directors that is a majority of the number of Directors positions then fixed for the Company, whether or not each position is filled.
16.7.  The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number that, pursuant to these Articles, is the necessary quorum for meetings of the Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.
16.8.  Subject to the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any Director or person acting as aforesaid, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.
16.9.  A resolution consented to in writing (which resolution may be in counterparts which together shall be deemed to constitute one resolution in writing) whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the

Directors duly called and held on the date, expressly or by necessary implication stated thereon to be the effective date of the passage or adoption of the resolution. In the event of counterparts bearing expressly or by implication different effective dates, then in the absence of a further resolution of the Directors in that regard, the date the resolution is passed or adopted shall be deemed to be the latest effective date stated on any counterpart.
PART 17
EXECUTIVE AND OTHER COMMITTEES
17.1. The Directors may appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Directors, all the powers vested in the Directors except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, said Committee and such other powers, if any, as may be specified by the Directors.
17.2. The Directors may appoint committees consisting of such members of their body as they think fit and may delegate to any such committee any power of the Directors (except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, any committee of the Directors and the power to appoint or remove officers appointed by the Directors), subject to such conditions as may be prescribed by the Directors.
17.3. If the Company is or becomes a reporting company, the Directors shall appoint an audit committee at such time and consisting of such members of their body as they think fit subject to the Company Act. The audit committee shall exercise the powers and perform the functions of an audit committee as described in the Company Act. In addition, the Directors may delegate to the audit committee any power of the Directors (except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, any committee of the Directors and the power to appoint or remove officers appointed by the Directors), subject to such conditions as may be prescribed by the Directors.
17.4. All committees of Directors shall keep regular minutes of their proceedings and meetings and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Directors at such times as the Directors may from time to time require. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof. Save as set out in this Part 17 or in the rules made by a committee as aforesaid, the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Directors, including, without limitation, the provisions with respect to the appointment of alternates to the intent that a Director who is a member of a committee may appoint an alternate to represent him at a meeting of the committee unless the Board of Directors shall prohibit the appointment of alternates by the members of such committee, and including the provisions with respect to resolutions consented to in writing. The Directors shall have power at any time to revoke or override any authority given to or acts to be done by any such committees, except with respect to acts done before such revocation or overriding, and to terminate the appointment or change the membership of a committee and to fill vacancies in it.
PART 18
OFFICERS
18.1. The Directors shall appoint a President and a Secretary and such other officers, if any, as the Directors shall determine from time to time and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.
18.2. One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors.
18.3. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity.
18.4. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.
18.5. Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature and extent of the conflict.
PART 19
INDEMNITY AND PROTECTION OF
DIRECTORS, OFFICERS AND EMPLOYEES
19.1. Subject to the Company Act and these Articles, the Directors shall cause the Company to indemnify a Director or former Director of the Company and a Director or former Director of a corporation which is or was a subsidiary of the Company or (if he acted as such at the request of the Company) of any other corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. The Company shall apply to the Court for all approvals of the Court which may be required to make any indemnity referred to in this Article effective and enforceable. The Company shall be deemed to have contracted, on the terms of the foregoing indemnity, with each Director of the Company and each such Director of such corporation on his being elected or appointed.
19.2. Subject to the Company Act and these Articles, the Directors shall cause the Company to indemnify:
(i)	any officer or former officer (but in the case of an officer of a corporation other than a subsidiary of the Company only if he acted as such at the request of the Company); and

(ii)	any employee, former employee or agent or former agent designated by the Directors, of the Company or of a corporation which is or was a subsidiary of the Company or of any other corporation of which the Company is or was a shareholder (notwithstanding that he is also a

Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever (including, without limiting the generality of the foregoing, those specifically referred to in Article 19.1 above) incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or of such corporation. The Company shall be deemed to have contracted, on the terms of the foregoing indemnity, with each such officer or former officer on his being appointed.
19.3. The failure of a person to comply with the Company Act or of the Memorandum or these Articles shall not, of itself, invalidate any indemnity to which such person is entitled under this Part.
19.4. The Directors may cause the Company to purchase and maintain insurance for the benefit of:
(i)	any person who is or was serving as a Director or officer of the Company or as a director or officer of a corporation which is or was a subsidiary of the Company or (if he acted as such at the request of the Company) of any other corporation of which the Company is or was a shareholder; and

(ii)	any person designated by the Directors who is or was serving as an employee or agent of the Company or of such corporation; and

(iii)	any person in respect of whom the Company is or may be obligated to indemnify pursuant to this Part 19, and his heirs and personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.
19.5. If any of the provisions of this Part shall be void, illegal or invalid, the remaining provisions of this Part shall be construed and take effect as if the void, illegal or invalid provision had never been contained herein. The Company shall not be required to indemnify a person pursuant to Articles 19.1 or 19.2 if such person did not, with respect to the act or matter giving rise to the proposed indemnification, act honestly and in good faith and with a view to the best interests of the Company or the corporation referred to therein, as the case may be, or in the case of a criminal or administrative act or proceeding, if he did not have reasonable grounds for believing his conduct was lawful or duly authorized. The provisions of this Part 19 relating to Directors and former Directors of the Company and to directors and former directors of a corporation which is or was a subsidiary of the Company or of a corporation in which the Company is or was a shareholder also apply, with the necessary changes and so far as applicable, to alternate Directors of the Company and alternate directors of such corporations.
PART 20
DIVIDENDS AND RESERVES
20.1. Subject to the Company Act and to the special rights and restrictions as to dividends attached to any shares, the Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds and/or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.
20.2. Any dividend declared on shares of any class or series by the Directors may be made payable on such date as is fixed by the Directors.
20.3. Subject to the rights of members (if any) holding shares with special rights as to dividends, all dividends on shares of any class or series shall be declared and paid according to the number of such shares held.
20.4. The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to divide.
20.5. If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.
20.6. No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.
20.7. Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.
20.8. Notwithstanding anything contained in these Articles the Directors may from time to time capitalize any retained earnings or surplus of the Company and may issue as fully paid and non-assessable any unissued shares or any debt obligations of the Company as a dividend representing such retained earnings or surplus or any part thereof.
PART 21
DOCUMENTS, RECORDS AND REPORTS
21.1. The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.
21.2. The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Company Act.

21.3. Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.
21.4. The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.
21.5. Every member shall be entitled to be furnished once gratis on demand with a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.
PART 22
NOTICES
22.1. A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed (i) to be effected by properly addressing, prepaying and mailing the notice, statement or report, and (ii) to have been given on the date, Saturdays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any other person acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.
22.2. A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.
22.3. A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by his title or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

22.4. Notice of every general meeting or meeting of members shall be given in a manner hereinbefore authorized to every member holding at the record date for determining the members entitled to such notice shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.
PART 23
RECORD DATES
23.1. Subject to the Company Act, the Directors may fix in advance a date as the record date for the determination of the members entitled to notice of any meeting of members or any adjournment thereof, and/or a date as the record date for the determination of the members entitled to attend and vote at any meeting of members or any adjournment thereof (which may but need not be the same date as the record date for determining members entitled to notice) and/or a date as a record date for the determination of members entitled to receive payment of a dividend, or for any other proper purpose and in such case, notwithstanding anything elsewhere contained in these Articles, only members or persons of record on the date so picked shall be deemed to be members for the particular purpose or purposes aforesaid.
23.2. Where no record date is fixed for the determination of members entitled to notice, or to vote, or of members entitled to receive payment of a dividend or for any other proper purpose, the date on which notice of the meeting is mailed or on which the resolution of the Directors declaring the dividend is adopted respectively is the record date for such determination.
PART 24
SEAL
24.1. The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely;
(i)	the President or the Secretary;

(ii)	any two Directors of the Company;

(iii)	one of the Chairman of the Board, the President, a Director or the Vice-President together with any one of the Secretary, an Assistant Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Treasurer and an Assistant Secretary-Treasurer; or

(iv)	such person or persons as the Directors may from time to time by resolution appoint, and the said Directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under the seal copies or extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of the members or Directors or committees of Directors, or any instrument executed or issued by the Company, the seal may be affixed in the presence of any one of the persons hereinbefore mentioned unless the Directors shall by resolution determine otherwise.
24.2. The signatures of any one or more of the Chairman of the Board, President, Vice-Presidents, Directors, Secretary, Treasurer, Assistant-Secretaries, Assistant-Treasurers and any other officers of the Company and any persons referred to in Article 24.1(iv) may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company; and any instrument on which the signature of any such person is so reproduced by authorization of the Directors shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be, subject to the Company Act, as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office (if applicable) at the date of the delivery or issue of such instrument. The term “instrument” as used in Article 24.1 and this Article 24.2 shall include deeds, mortgage, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligation, certificates of the Company’s shares, bonds, debentures and other securities and debt obligations of the Company, and all paper-writings.
24.3. To enable the seal of the Company to be affixed to any debt obligations, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim debt obligations, share certificates or other securities one or more unmounted dies reproducing the Company’s seal and the Chairman of the Board, the President, the Managing Director or a Vice-

President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company’s seal to be affixed to such definitive or interim debt obligations, share certificates or other securities by the use of such dies. Debt obligations, share certificates or other securities to which the Company’s seal has been so affixed shall for all purposes be deemed to be under and to bear the Company’s seal lawfully affixed thereto.
24.4. The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used.
PART 25
RESTRICTIONS AND PROHIBITIONS
25.1. Notwithstanding anything contained in these Articles, if and for so long as the Company is not a “reporting issuer” within the meaning of applicable securities legislation,
(a)	no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors may in their absolute discretion decline to approve any transfer of shares and shall not be required to disclose their reasons therefor;

(b)	the number of members, exclusive of
(i)	employees of the Company, and

(ii)	former employees of the Company who, while employed by the Company, became members of the Company and who, since the termination of their employment, have continued to be members of the Company is limited to fifty, two or more persons who are the joint registered owners of shares being counted as a single member;
(c)	any invitation to the public to subscribe for any securities of the Company is prohibited.
25.2 For greater certainty, the provisions of Article 25.1 shall cease to apply to the Company upon a receipt being issued by any securities regulatory authority in Canada for a prospectus in respect of a distribution of securities of the Company.

PART 26
SPECIAL RIGHTS AND RESTRICTIONS
26.1 The following special rights and restrictions shall be attached to the Preferred Shares without par value:
(a)	The Preferred Shares as a class shall have attached thereto the special rights and restrictions specified in this Article 26.1.

(b)	Preferred Shares may at any time and from time to time be issued in one or more series. The Directors may from time to time by resolution passed before the issue of any Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of Preferred Shares in, and to determine the designation of the Preferred Shares of, that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the Preferred Shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (c) and (d) of this Article 26.1.

Amended by Special Resolution filed with the Registrar of Companies the 29th day of May, 1995

(c)	Holders of Preferred Shares shall be entitled, ~~on the distribution of assets of the company~~ or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, to receive before any distribution shall be made to holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to repayment of capital, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to holders of Preferred Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the Preferred Shares.

(d)	Except for such rights relating to the election of directors in the event of a default in payment of dividends as may be attached to any series of the Preferred Shares by the Directors, holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any general meeting of members of the Company.
PART 27
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES 1 PREFERRED SHARES
27.1 The following special rights and restrictions shall be attached to the Series 1 Preferred Shares of the Company.
27.2 The holders of the Series 1 Preferred Shares shall not, as such, have any voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or extraordinary general meeting of the members of the Company.
27.3 For purposes of these Articles, “Redemption Price” shall mean the sum of $10.00 per share and “Aggregate Redemption Price” shall mean with respect to a Series 1 Preferred Share the Redemption Price plus all declared and unpaid dividends.
27.4 The holders of the Series 1 Preferred Shares shall in each fiscal period of the Company, at the discretion of the Directors and with preference and priority to any payment of dividends on any other class of shares for such fiscal period, be entitled, out of any of all profits or surplus available for dividends, to receive pro rata in accordance with their shareholdings, non-cumulative dividends at the rate of 6% per annum on the Redemption Price. The Company shall not pay any dividends on any other shares of the Company unless and until the full dividend on the Series 1 Preferred Shares has been paid in full. The Series 1 Preferred Shares shall not be entitled to any dividend other than, or in excess of, the non-cumulative dividend hereinbefore provided for.
Amended by Special Resolution
filed with the Registrar of Companies
the 29th day of May, 1995
27.5 The holders of Series 1 Preferred Shares shall be entitled, ~~on the distribution of assets of the company~~ or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, to receive before any distribution shall be made to holders of Common Shares or any other shares of the Company ranking junior to the Series 1 Preferred Shares with respect to repayment of capital, firstly the Redemption Price for each such Series 1 Preferred Share held by them, and secondly all declared and unpaid non-cumulative dividends thereon. After payment to holders of Series 1 Preferred Shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company.
27.6 The Company may upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series 1 Preferred Shares on payment of the Aggregate Redemption Price for each share to be redeemed. In the case a part only of the then outstanding Series 1 Preferred Shares is at any time to be redeemed pursuant to this subclause, the shares so to be redeemed shall be selected by the Directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.
27.7 In any case of redemption of the Series 1 Preferred Shares under the provisions of the last preceding subclause, the Company shall at least 30 days before the date specified for redemption, mail to each person who, at the date of mailing, is a registered holder of the Series 1 Preferred Shares to be redeemed, a notice in writing of the intention of the Company to redeem such Series 1 Preferred Shares. Such notice shall be mailed in a prepaid letter addressed to each such member at his address as it appears on the books of the Company, or in the event of the address of any such member not so appearing, then to the last known address of such member. Such notice shall set out the Aggregate Redemption Price and the date on which redemption is to take place (herein called the “Redemption Date”) and if part of the Series 1 Preferred Shares held by such member is to be redeemed, the number thereof so to be redeemed. On or after the Redemption Date the Company shall pay, or cause to be paid, to or to the order of the registered holders of the Series 1 Preferred Shares to be redeemed, the Aggregate Redemption Price on presentation and surrender, at the Registered Office of the Company or any other place designated in such notice, of the certificate for the Series 1 Preferred Shares called for redemption. Such Series 1 Preferred Shares shall thereupon be and be deemed to be redeemed and shall be cancelled. If a part only of the shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the Redemption Date the Series 1 Preferred Shares called for redemption shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Aggregate Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of the Series 1 Preferred Shares so called for redemption fail to present the certificate representing such Series 1 Preferred Shares on the Redemption Date the Company shall have the right to deposit the Aggregate Redemption Price for such shares in a special account in any chartered bank or any trust company in Canada to be paid with or without interest to or to the order of the respective holders of such Series 1 Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made the Series 1 Preferred Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and shall be cancelled and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total Aggregate Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively. Notwithstanding the foregoing, the holders of the Series 1 Preferred Shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

Added by Special Resolution
filed with the Registrar of Companies
the 13 day of March, 1995
SCHEDULE “B”
PART 28.
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES 2 PREFERRED SHARES
28.1 The special rights and restrictions attached to the Series 2 Preferred Shares are as set out in this Part 28 of these Articles.
28.2 Definitions
In this Part 28, the following terms shall have the meanings hereinafter set forth:
“Anniversary Date” means the day which is the fifth anniversary of the day Series 2 Preferred Shares are first issued by the Company;
“Bank” means Bank of Montreal;
“Banking Day” means a day that is not a Saturday, Sunday or legal holiday for Canadian chartered banks in Vancouver, British Columbia;
“Canadian Dollars” means lawful currency of Canada;
“Dividend Payment Date” means the last Banking Day of each month so long as any Series 2 Preferred Shares remain outstanding;
“Dividend Rate” means 72% of the Prime Rate in effect from time to time on each day during the period during which dividends are accruing, calculated monthly not in advance;
“holder”, where used with respect to a Series 2 Preferred Share, means the registered holder of a Series 2 Preferred Share;
“Prime Rate” means the floating annual percentage rate of interest established from time to time by the Bank as the reference rate it will use to determine floating rates of interest payable to the Bank on borrowings from the Bank of loans in Canada denominated in Canadian Dollars (and which on September 14, 1994 was 7% per annum);
“Redemption Price” means at any date $7.50 per Series 2 Preferred Share plus an amount equal to all accrued and unpaid dividends thereon up to but excluding the date fixed for redemption; and
“Retraction Date” means the first Banking Day following the Anniversary Date, or such later date as is approved by the holders of the Series 2 Preferred Shares as provided in Article 28.5.

28.3    Dividends
          The holders of Series 2 Preferred Shares shall be entitled to receive, and the Company shall pay thereon, as and when declared by the Board out of moneys of the Company properly applicable to the payment of dividends, cumulative preferential cash dividends on each Dividend Payment Date at the amount per share equal to the Dividend Rate applied to the sum of $7.50 for the period from the later of (i) the date of issue of such Series 2 Preferred Shares and (ii) the most recent Dividend Payment Date, to the Dividend Payment Date. Dividends on the Series 2 Preferred Shares shall accrue from day to day until such Series 2 Preferred Shares are redeemed. Save as set out in Article 28.8.3, cheques of the Company drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Series 2 Preferred Shares entitled thereto. The delivery of such cheques to such holders not later than 10:00 a.m. (Vancouver time) on the respective Dividend Payment Date shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby (plus any tax required to be deducted or withheld therefrom) unless such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Series 2 Preferred Shares then outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the Board. The holders of the Series 2 Preferred Shares shall not, as such, be entitled to or be paid any dividends other than, or in excess of, the cash dividends in this Article 28.3 provided for. The record date for determination of holders of Series 2 Preferred Shares entitled to receive payment of a dividend shall be the Banking Day immediately preceding the Dividend Payment Date for that dividend.
28.4    Redemption at the Company’s Option
28.4.1 Redemption
          Subject to applicable law, the Series 2 Preferred Shares may be redeemed by the Company as provided in this Article 28.4.
(a)	Right of Redemption

The Company may, at its option, redeem at any time all, or from time to time any number which is a multiple of 100,000, of the outstanding Series 2 Preferred Shares on payment of the Redemption Price of each such share.

(b)	Partial Redemption

If less than all of the outstanding Series 2 Preferred Shares are to be redeemed, the shares to be redeemed shall be redeemed on a pro rata basis (disregarding fractions).

28.4.2 Redemption Procedure
          The procedure for redeeming any Series 2 Preferred Shares pursuant to this Article 28.4 shall be as set out in this Article 28.4.2.
(a)	Notice

Notice of any redemption of Series 2 Preferred Shares shall be given by the Company, not less than five days prior to the date fixed for redemption, to each holder of Series 2 Preferred Shares to be redeemed. Accidental failure or omission to give such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price, the date fixed for redemption, the place of redemption and, in the case of a partial redemption, the number or percentage of the holder’s shares to be redeemed. Notwithstanding the foregoing, the holders of Series 2 Preferred Shares to be redeemed may waive notice of any such redemption by instrument or instruments in writing.

(b)	Payment

On and after the date fixed for redemption the Company shall pay, or cause to be paid, the applicable Redemption Prices to or to the order of the holders of the Series 2 Preferred Shares called for redemption, save as set out in Article 28.8.3, by cheques of the Company drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank, upon presentation and surrender at the place of redemption of the respective certificates representing such shares, and such cheques shall be delivered to such holders not later than 10:00 a.m. (Vancouver time) on the respective dates fixed for redemption, and on the dates so fixed for redemption the holders of the Series 2 Preferred Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of members in respect thereof unless payment of the applicable Redemption Prices shall not be made in accordance with the foregoing provisions, in which case the rights of the said holders shall remain unimpaired.

(c)	New Certificates

If less than all the Series 2 Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof at the expense of the Company.

28.5 Retraction Privilege
          On the Anniversary Date, or on such later date as the holders of the Series 2 Preferred Shares may approve in the manner set out in Article 28.9 prior to the Anniversary Date, each holder of Series 2 Preferred Shares may require the Company to redeem all or any of the Series 2 Preferred Shares registered in his name as provided in this Article 28.5.
(a)	Method of Exercise

Such right may be exercised by each holder by depositing with the Company at its registered office, on or prior to the Retraction Date, the share certificate or certificates representing the Series 2 Preferred shares to be redeemed together with a notice in writing requesting redemption signed by each holder or his authorized attorney and, if less than all the Series 2 Preferred Shares represented by such certificate or certificates are to be redeemed, specifying the number of such shares which the holder desires to have redeemed.

(b)	Payment

Upon receipt of a share certificate representing Series 2 Preferred Shares to be redeemed together with a notice in accordance with the foregoing provisions the Company shall redeem on the aforesaid date fixed for redemption the Series 2 Preferred Shares so requested to be redeemed by paying or causing to be paid to or to the order of such holder the Redemption Price for each Series 2 Preferred Share being redeemed. Save as set out in Article 28.8.3, cheques of the Company drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such Redemption Prices to the holders of the Series 2 Preferred Shares entitled thereto and shall be delivered to such holders not later than 10:00 a.m. (Vancouver time) on the Retraction Date.

(c)	No Further Entitlement

From and after the date on which cheques are delivered as aforesaid the Series 2 Preferred Shares to be redeemed shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of a shareholder in respect thereof unless the cheque in payment of the Redemption Prices is not honoured in which event the rights of such holders shall remain unaffected.

(d)	New Certificate

If a part only of the Series 2 Preferred Shares represented by any certificate are to be redeemed a new certificate representing the unredeemed shares shall be issued to the holder at the expense of the Company.
(e)	Pro Rata Redemption

If the Company, by reason of any provision of applicable law, is prohibited from redeeming all Series 2 Preferred Shares which the holders have requested the Company to redeem as aforesaid, the Company shall redeem on a pro rata basis (rounded in each case to the next lower multiple of 1,000 shares) in accordance with the number of Series 2 Preferred Shares so deposited for redemption the maximum number of such shares which the Company is then permitted to redeem. If the Company fails to redeem, because of the provisions of applicable law, all of the Series 2 Preferred Shares deposited for redemption, the Company shall thereafter redeem on each succeeding Dividend Payment Date on a pro rata basis, from the Series 2 Preferred Shares deposited by the holders thereof in exercise of their retraction privilege and not withdrawn, the lesser of (i) the number of shares so deposited and not withdrawn and (ii) the number of shares the Company is then permitted to redeem.

(f)	Deposit and Withdrawal

A deposit of Series 2 Preferred Shares for redemption under this Article 28.5 shall be irrevocable except to the extent that the company fails to redeem on the applicable date fixed for redemption in accordance with this Article 28.5 the Series 2 Preferred shares in respect of which the deposit was made. If the Company fails to redeem any Series 2 Preferred Shares tendered for redemption under this Article 28.5, the Company shall forthwith notify the holder thereof and return the certificate representing such shares to such holder upon request of the holder therefor and such shares shall thereupon be deemed to be withdrawn for the purposes of Article 28.5(e).

(g)	In the event of any request for redemption pursuant to this Article 28.5, the Company shall only be obligated to redeem under this Article 28.5 those Series 2 Preferred Shares which are the subject of such request (and then only to the extent set out in this Article 28.5), and no others.
28.6 Cancellation of Shares Redeemed or Purchased
              Series 2 Preferred Shares redeemed by the Company pursuant to these Articles shall be cancelled and returned to the status of authorized but unissued shares.

Amended by Special Resolution
filed with the Registrar of Companies the
29 day of May, 1995
28.7    Liquidation, Dissolution or Winding-Up
          In the event of the  ~~distribution of assets of the company,~~  or the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its members for the purpose of winding up its affairs, the holders of the Series 2 Preferred Shares shall be entitled to receive $7.50 per share plus an amount equal to all accrued and unpaid dividends thereon to and excluding the date of the distribution; the whole being paid before any amount is paid or any assets of the Company are distributed to the holders of the Common Shares or of any other shares ranking junior to the Series 2 Preferred Shares with respect to the return or repayment of capital. Upon payment of the amount so payable to them, the holders of Series 2 Preferred Shares shall not, as such, be entitled to share in any further distribution of assets of the Company.
28.8    Notices, Interpretation and Wire Transfers
28.8.1 Notices
          Notwithstanding the provisions of Article 22.1, any notice, cheque or other communication from the Company herein provided to be given or sent to a holder shall be sufficiently given if delivered personally, or by facsimile, to the holder at his registered address or to the facsimile number of which such holder has given written notice to the Company, as the case may be, or, in the case of delivery and in the event there is no registered address of any of such holder, then at the last address of such holder known to the Company. Accidental failure to give any such notice or other communication to one or more holders of the Series 2 Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders .
28.8.2 Non-Banking Days
          In the event that any day on or by which any action is required to be taken hereunder is not a Banking Day, then such action shall be required to be taken on the next succeeding day that is a Banking Day.
28.8.3 Wire Transfers
          If directed in writing by a holder of Series 2 Preferred Shares, payment of dividends or Redemption Prices or amounts referred to in Article 28.7 with respect to such Series 2 Preferred Shares may be made by wire transfer in accordance with such directions.

28.9    Modification and Approvals
          The special rights and restrictions attaching to the Series 2 Preferred Shares may be deleted, varied, modified, amended or amplified only with the prior approval of the holders of the Series 2 Preferred Shares, and this approval and any other approval to be given by such holders under these Articles shall be given by a separate resolution of such holders which, if passed at a series meeting of the holders of the Series 2 Preferred Shares, shall require a majority of not less than 3/4 of the votes cast thereon.
28.10 Tax Elections
          The Company shall execute an election to pay tax under Part VI. 1 of the Income Tax Act at the rate of 40% with respect to the issued and outstanding Series 2 Preferred Shares in the prescribed form as provided in subsection 191.2(1) of the Income Tax Act (Canada) as amended, or any successor provision thereto. The Company shall file such election with the Minister of National Revenue not later than the day on which its return of income under Part I of the Income Tax Act (Canada) is required to be filed for the taxation year in which any Series 2 Preferred Shares are first issued.
28.11 Restrictions on Dividends and Retirement of Shares
          So long as any of the Series 2 Preferred Shares are outstanding, unless the prior approval of the holders of the Series 2 Preferred Shares has been given (in the same manner as the approval referred to in Article 28.9), the Company will not:
(a)	declare or pay any dividends on the Common Shares or any other shares ranking junior to or on a parity with the Series 2 Preferred Shares with respect to the payment of dividends (other than stock dividends in Common Shares or other shares ranking junior to the Series 2 Preferred Shares with respect to both the payment of dividends and the return or repayment of capital (which latter phrase, in this Article 28.11, refers to a return or repayment of capital on the occurrence of an event referred to in Article 28.7)) or the return or repayment of capital; or

(b)	redeem, purchase or otherwise retire any Common Shares or any other shares ranking junior to or on a parity with the Series 2 Preferred Shares with respect to the payment of dividends or the return or repayment of capital (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 2 Preferred Shares with respect to both the payment of dividends and the return or repayment of capital ) ; or

(c)	redeem, purchase or otherwise retire any other shares ranking on a parity with the Series 2 Preferred Shares with respect to the payment of dividends or the return or repayment of capital;

unless all dividends on the Series 2 Preferred Shares accrued up to and including the dividends payable on the last preceding Dividend Payment Date have been declared and paid.

Added by Special Resolution
filed with the Registrar of Companies the
28 day of June, 1996
THIS IS SCHEDULE B to the special resolutions of Ainsworth Lumber Co. Ltd. (the “Company”) dated May 7, 1996.
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED
TO CLASS B COMMON SHARES
29.1	The Class B Common Shares shall have attached thereto the following special rights and restrictions:
(a)	Issuable in Series: The Class B Common Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this Part 29.1, the Board of Directors of the Company may from time to time, by resolution passed before the issue of any Class B Common Shares of any particular series:
(i)	alter the Memorandum of the Company to fix the number of shares in, and to determine the designation of the shares of, that series of Class B Common Shares; and
(ii)	alter the Memorandum or the Articles of the Company to create, define and attach special rights and restrictions to that series of Class B Common Shares.
(b)	Non-Voting: Except as required by the Company Act (British Columbia) or as hereinafter specifically provided, the holders of the Class B Common Shares shall not be entitled to receive notice of or to attend any meeting of the members of the Company and shall not be entitled to vote at any such meeting. The holders of the Class B Common Shares shall, however, be entitled to notice of meetings of the members called for the purpose of authorizing the voluntary liquidation and dissolution of the Company or the sale of its undertaking or a substantial part thereof under Section 150 of the Company Act (British Columbia), as now enacted or as the same may from time to time be amended, re-enacted or replaced, or as otherwise required by law.
(c)	Dividends: No special rights or restrictions may be attached to a series of Class B Common Shares which shall confer upon the series a priority in respect of dividends over the Common Shares or over any other series of Class B Common Shares then outstanding.
(d)	Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, no amount shall be paid and no property or asset of the Company will be distributed to the holders of the Class B Common Shares, as such, until the holders of the Preferred Shares without par value, as such, have received from the property and assets of the Company the amount to which they are entitled pursuant to these Articles. No special rights or restrictions may be attached to a series of Class B Common Shares which shall confer upon the series a priority in respect of return of capital over the Common Shares or over any other series of Class B Common Shares then outstanding.

CERTIFICATE OF OFFICER
SUBJECT:       AINSWORTH LUMBER CO. LTD.
                        ALTERATION OF MEMORANDUM AND ARTICLES

TO:                THE REGISTRAR OF COMPANIES
                       BRITISH COLUMBIA
I, THE UNDERSIGNED, HEREBY CERTIFY THAT:
1.	I am an officer of Ainsworth Lumber Co. Ltd.
2.	All the provisions of the Company Act (British Columbia) have been complied with in respect of the alterations to the Memorandum and Articles of Ainsworth Lumber Co. Ltd. made by special resolutions of the members of Ainsworth Lumber Co. Ltd. on May 7, 1996 and there is no person entitled to apply to the Supreme Court of British Columbia pursuant to Section 251 of the Company Act (British Columbia).
DATED May 7, 1996.
/s/ Catherine Ainsworth
Title: DIRECTOR

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES l CLASS B COMMON SHARES
30.1	The Series 1 Class B Common Shares shall have attached thereto the following special rights and restrictions:
(a)	Definitions: For the purposes hereof:
(i)	“Act” means the Income Tax Act (Canada);

(ii)	“Adjustment Factor” means initially 1.00 and shall be subject to adjustment as provided in Paragraph (f);

(iii)	“Articles” means the Company’s Memorandum and Articles and includes any amendments thereto;

(iv)	“Base Common Share Fair Market Value” means the product of the Fair Market Value of a Common Share as at the date on which the Series 1 Class B Common Shares are issued and the Adjustment Factor;

(v)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia, provided that the principal offices of the Company in Vancouver, British Columbia are open for business on the particular day;

(vi)	“Common Share” means a common share without par value in the capital of the Company;

(vii)	“Common Share Date” means, with respect to a Series 1 Class B Common Share, the date on which such Series 1 Class B Common Share becomes a Common Share pursuant to the provisions of Paragraph (e) below;

(viii)	“dividends paid in the ordinary course” means dividends paid in any fiscal year of the Company, whether in (1) cash, (2) shares of the Company, (3) warrants or similar rights to purchase any shares of the Company or options to purchase any property of the Company at a purchase or exercise price less than the fair market value of the shares or property purchasable as of the date of distribution of such warrants or similar rights, or (4) property of the Company, provided that where shares in the capital of the Company are distributed to a holder of any Common Shares, pursuant to his exercise of an option to receive a dividend in the form of such shares in lieu of a cash dividend, such dividend shall be deemed to be a cash dividend and provided further that any shares, warrants or similar rights, or property which are distributed are to be valued at the fair market value of such shares, warrants or similar rights, or property, as the case may be, as determined by the directors;

(ix)	“Fair Market Value of a Common Share” on a particular day means the weighted average sale price for board lots of the Common Shares on The Toronto Stock Exchange (or if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors or if the Common Shares be not so listed then on the over-the-counter market) over the five consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such five-day period, then over the fifteen consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such fifteen-day period, then the “Fair Market Value of a Common Share” means the fair value of a Common Share as determined by the Company’s auditors;
(x)	“Redemption Amount” with respect to any Series 1 Class B Common Share at a particular time means the aggregate of (1) the Subscription Price and (2) the amount, if any, of all dividends theretofore declared thereon but unpaid at that time;

(xi)	“Redemption Date” means, with respect to any Series 1 Class B Common Share, a Business Day on which the Company redeems or proposes to redeem such share;

(xii)	“Series 1 Class B Common Share Value” with respect to any Series 1 Class B Common Share as at a particular time means the greater of (1) the amount, if any, by which the Fair Market Value of a Common Share at that time exceeds the Base Common Share Fair Market Value, and (2) the Subscription Price of such share;

(xiii)	“Subscription Price” means, with respect to any Series 1 Class B Common Share, the amount of the consideration paid for the issue of such share; and

(xiv)	“Subsidiary” has the meaning set forth in the Company Act.
(b)	Dividends: The holders of the Series 1 Class B Common Shares shall be entitled to receive dividends, if as and when declared by the Board of Directors of the Company out of the property of the Company properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine; provided however that whenever a dividend is declared and paid on the Common Shares a dividend shall also be declared and paid on the Series 1 Class B Common Shares and further provided that no dividends shall be declared and paid on the Series 1 Class B Common Shares unless a dividend is concurrently therewith declared and paid on the Common Shares. All dividends which the Board of Directors may determine to declare and pay in any financial year of the Company shall be declared and paid on all of the Common Shares and the Series 1 Class B Common Shares at the time outstanding and without preference.
(c)	Redemption: Subject to the provisions of the Company Act and the Articles, the Company may, upon giving notice as herein provided, redeem at any time all or from time to time any of the then outstanding Series 1 Class B Common Shares on payment for each such share of the Redemption Amount. If less than all of the then outstanding Series 1 Class B Common Shares are to be redeemed, the Series 1 Class B Common Shares to be redeemed shall be selected by the Board of Directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.
(d)	Procedure on Redemption: In the case of redemption of Series 1 Class B Common Shares under Paragraph (c) above, the Company shall at least 30 days before the proposed

Redemption Date mail to each person who at the date of mailing is a registered holder of Series 1 Class B Common Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 1 Class B Common Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such member at his address as it appears on the records of the Company or in the event of the address of any such member not so appearing then to the last known address of such member; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 1 Class B Common Shares to be redeemed the Redemption Amount on presentation and surrender, at the registered office of the Company or any other place designated in such notice, the certificates for the Series 1 Class B Common Shares called for redemption. Such payment shall be made by cheque of the Company payable in lawful money of Canada at par at any branch of the Company’s bankers for the time being in Canada. Such Series 1 Class B Common Shares shall thereupon be redeemed and shall be cancelled and not reissued. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified for redemption in any such notice the Series 1 Class B Common Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the members shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 1 Class B Common Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 1 Class B Common Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the Redemption Date specified in such notice, whichever is the later, the Series 1 Class B Common Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Company.
(e)	Common Shares: Subject to prior redemption in accordance with Paragraphs (c) and (d), Series 1 Class B Common Shares will become and be exchanged for Common Shares, without any action on the part of the holder thereof, as hereinafter provided.
(i)	Subject to clause (iii) of this Paragraph (e), each Series 1 Class B Common Share will, on the applicable Common Share Date (as determined in accordance with clause (ii) of this Paragraph (e)), become and be exchanged for that number of Common Shares which is the product of (1) a fraction, the numerator of which is the Series 1 Class B Common Share Value as at the applicable Common Share Date, and the denominator of which is the Fair Market Value of a Common Share as at the applicable Common Share Date, and (2) the reciprocal of the Adjustment Factor.
(ii)	May 15, 2001 shall be the “Common Share Date” subject to prior redemption thereof in accordance with Paragraphs (c) and (d); provided however that in any of the following events, the “Common Share Date” shall be the earliest of the dates specified below in respect of “Vested Shares” of a holder of any Series 1 Class B Common Shares referred to below. “Vested Shares” of any one holder means the following percentage of the aggregate number of Series 1 Class B Common Shares issued to such holder based on the following time that has elapsed since the date of issue of Series 1 Class B Common Shares:

Percentage	Time Elapsed
0%	Less than 36 months;

33.33%	36 months up to but not including 48 months;

66.67%	48 months up to but not including 60 months.
A.	In the event of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, or the consolidation, amalgamation or merger of the Company with or into any other corporation which is not a Subsidiary or an affiliate of the Company within the meaning of the Act, or the occurrence of a Change of Control (as hereinafter defined), the thirtieth day after the effective date of such event shall be the Common Share Date with respect to all Vested Shares outstanding on such later day;

B.	In the event of the death of a holder of any Series 1 Class B Common Share, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

C.	In the event of the termination of all employment and offices of a holder of any Series 1 Class B Common Share with the Company by reason of such holder having reached the age when retirement is compulsory under the regulations of the Company or in the event of such holder otherwise retiring with the consent of the Company, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

D.	In the event of the termination of all employment and offices of a holder of any Series 1 Class B Common Share with the Company other than as described in clause B. or C. above, whether for any cause or for no cause and whether at the instance of the Company, such holder or otherwise, the Business Day after the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date; and

E.	In the event that an order is made, an effective resolution is passed or a proceeding or act is taken that will result in the liquidation, dissolution or winding-up of the Company, the date of such order, resolution, proceeding or act shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date.
For the purpose of clause A above, “Change of Control” means any of the following:
(1)	the acquisition and exercise, or either of them, of de facto control (for the purpose of this clause, as defined by subsection 256(5.1) of the Income Tax Act (Canada)) or the acquisition of the power to exercise de facto control over the Company by any person, firm or corporation or group which does not, as at the date on which the Series 1 Class B Common Shares are issued, exercise or have power to exercise de facto control over the Company; or

(2)	any transaction or event or series of transactions or events or a combination thereof as a result of which the Company, or any subsidiary of the Company which represents all or substantially all of the properly of the Company, shall, or may (including the exercise of any option or rights) become obligated at any time to, sell, lease, exchange or otherwise dispose of all or substantially all of its property.
If the Common Share Date in respect of Vested Shares of a holder of any Series 1 Class B Common Shares is earlier than May 15, 2001 pursuant to the provisions of this clause (ii), the Series 1 Class B Common Shares issued to such holder that are not Vested Shares on the Common Share Date pursuant to the provisions of this clause (ii) shall not become Common Shares.
(iii)	Nothing contained herein shall result in any fractional Common Shares being outstanding. The number of whole Common Shares of which a holder of Series 1 Class B Common Shares becomes the holder on any Common Share Date shall be computed on the basis of the number of all Series 1 Class B Common Shares held by such holder which become Common Shares on that date. If any fraction of a Common Share would, except for the provisions of this clause (iii), result from any number of Series 1 Class B Common Shares becoming Common Shares, the Company shall round down to the nearest whole number the Common Shares of which any one holder becomes the holder.
(iv)	In case of any reclassification of the Common Shares at any time Outstanding or any change of the Common Shares into other shares, or in the case of the consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, any Series 1 Class B Common Shares in respect of which the Common Share Date occurs subsequent to such event, shall become the kind and amount of shares and other securities or property to which such holder would have been entitled as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder would otherwise have become entitled pursuant to this Paragraph (e). If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Paragraph (e) with respect to the rights and interests thereafter of the holders of Series 1 Class B Common Shares to the end that the provisions set forth in this Paragraph (e) shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property to which the Series 1 Class B Common Shares may thereafter entitle the holder thereof. Any such adjustments shall be made by and set forth in a resolution of the Board of Directors, and such resolution shall for all purposes be conclusively deemed to be an appropriate adjustment. The subdivision or consolidation of the Common Shares at any time outstanding into a greater or less number of Common Shares shall be deemed not to be a reclassification of the capital of the Company for the purposes of this Paragraph (e).
(v)	As of the Common Share Date relating to any Series 1 Class B Common Shares, the holder thereof shall be entitled to be entered in the books of the Company as the holder of record of the number of Common Shares which such Series 1 Class B Common Shares became in accordance with the provisions of this Paragraph (e) and such holder may, from and after such Common Share Date, on any day which is a Business Day surrender any certificate evidencing the Series 1 Class B Common Shares in respect of which the Common Share Date has occurred to the Company at its principal office in Vancouver or at such other place as the Company may direct in exchange for a certificate or certificates representing the Common Shares of which it thereupon became holder of record and, if part only of the Series 1 Class B Common Shares represented by such certificate have become Common Shares, a new certificate or certificates representing the balance of the Series 1 Class B Common Shares. All Common Shares to which such holder becomes entitled pursuant to the terms of the Series 1 Class B Common Shares shall be issued as fully paid and non-assessable shares.
(vi)	If by reason of Series 1 Class B Common Shares becoming Common Shares pursuant to the terms of the Series 1 Class B Common Shares any filing with or registration with or approval of any governmental authority in Canada or compliance with any other requirement under any law of Canada or a province thereof is required before such shares may be validly held or traded by the holder thereof, the Company will take such action as may be necessary to secure such filing, registration, approval or compliance as the case may be; provided that, in the event that such filing, registration, approval or compliance is required other than by reason solely of the terms of the Series 1 Class B Common Shares, the Company will not be required to take such action; and further provided that nothing herein shall obligate the Company to file or obtain any receipt for a prospectus.
(f)	Adjustment Factor: The Adjustment Factor in effect at any date shall be subject to adjustment from time to time as follows:
(i)	If and whenever at any time while any Series 1 Class B Common Shares are outstanding the Company shall (1) subdivide the outstanding Common Shares into a greater number of Common Shares, (2) consolidate the outstanding Common

Shares into a lesser number of Common Shares, (3) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (other than as a dividend paid in the ordinary course on the outstanding Common Shares), or (4) make a distribution on the outstanding Common Shares payable in Common Shares (other than as a dividend paid in the ordinary course) (any such events in (1), (2), (3) and (4) being called a “Share Reorganization”), the Adjustment Factor shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization by multiplying the Adjustment Factor in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of outstanding Common Shares on such record date before giving effect to such Share Reorganization and the denominator of which shall be the number of outstanding Common Shares after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date).

(ii)	If and whenever at any time while any Series 1 Class B Common Shares are outstanding, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or at an exchange or conversion price per share) of less than 95% of the Fair Market Value of a Common Share on such record date (any of such events being called a “Rights Offering”), the Adjustment Factor shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the Adjustment Factor in effect immediately prior to the end of the Rights Period by a fraction, the numerator of which shall be the aggregate of the number of Common Shares outstanding as of the record date for the Rights Offering plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase or the aggregate conversion or exchange price of the convertible securities so offered by such Fair Market Value, and the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering). Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.

(iii)	If and whenever at any time while any Series 1 Class B Common Shares are outstanding the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (1) shares of any class other than Common Shares, (2) rights, options or warrants to acquire Common Shares, or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares for a period of not more than 45 days after such record date at a price per Common Share, or having an exchange or conversion price per Common Share, not less than 95% of the Fair Market Value of a Common Share on such record date), or property or other assets of the Company, (3) evidences of indebtedness, or (4) any property or other assets, if such distribution does not constitute (A) a dividend paid in the ordinary course, (B) a Share Reorganization, or (C) a Rights Offering (any of such non-excluded events herein called a “Special Distribution”), the Adjustment Factor shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the Adjustment Factor in effect on such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Fair Market Value of a Common Share on such record date, less the fair market value (as determined by the Board of Directors, which determination shall be conclusive), of such shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed, and the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by such Fair Market Value. Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.
(iv)	There will be no adjustment of the Adjustment Factor in respect of any event described in clause (ii) or (iii) of this Paragraph (f) if the holders of the Series 1 Class B Common Shares are entitled to participate in such event on the same terms, mutatis mutandis, as if the Common Share Date with respect to all of their Series 1 Class B Common Shares had occurred prior to the applicable record date.

(v)	In any case in which this Paragraph (f) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, recording the holder of any Series 1 Class B Common Shares in respect of which the Common Share Date occurs after such record date and before the occurrence of such event as registered holder of, or issuing to such holder any certificate evidencing, the additional Common Shares to which such holder becomes entitled by virtue of the Common Share Date by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to be recorded as registered holder of, and to receive a certificate evidencing, such additional Common Shares upon the occurrence of the event requiring the adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Common Share Date or such later date as such holder would, but for the provisions of this clause (v), have become the holder of record of such additional Common Shares pursuant to Paragraph (e).

(vi)	The adjustments provided for in this Paragraph (f) are cumulative and shall, in the case of adjustments to the Adjustment Factor, be computed to the nearest one-tenth of 1% and shall be made successively whenever an event referred to therein shall occur, provided that, notwithstanding any other provision of this Paragraph (f), no adjustment of the Adjustment Factor shall be required unless such adjustment would require an increase or decrease of at least 1% in the Adjustment Factor then in effect; provided however, that any adjustments which by reason of this clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(vii)	No adjustment of the Adjustment Factor shall be made pursuant to this Paragraph (f) in respect of the issue from time to time of Common Shares pursuant to any stock option or stock purchase plan(s) in force from time to time for officers or employees of the Company or members of the Company who exercise an option to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend paid in the ordinary course, and any such issue shall be deemed not to be a Share Reorganization.

(viii)	In the event of any question arising with respect to the adjustments provided in this Paragraph (f), such question shall be conclusively determined by a firm of chartered accountants appointed by the Company (who may be auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the holders of the Series 1 Class B Common Shares.

(ix)	If the Company shall take a record of the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution of any subscription or purchase rights and shall, thereafter and before the distribution to such members of any such dividend, distribution or subscription or purchase rights, abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Adjustment Factor shall be required by reason of taking such records.

(x)	As a condition precedent to the taking of any action which would result in an adjustment to the Adjustment Factor, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the shares of which the holders of the Series 1 Class B Common Shares become holders on the applicable Common Share Date pursuant to Paragraph (e) shall be available and that such shares are held by such holders as fully paid and non-assessable shares.
(g)	Notice to Holders: The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Paragraph (f), specify the nature of the event requiring the same and the amount of the adjustment necessitated thereby and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which shall be verified by an opinion of a firm of chartered accountants appointed by the Company (who may be the auditors of the Company) and which shall be conclusive and binding on all parties in interest. The Company shall, except in respect of any subdivision or consolidation of Common Shares, forthwith give notice to the holders of the Series 1 Class B Common Shares by mail or delivery to the latest address of the member appearing on the records of the Company, of its intention to fix a record date for any event referred to in clause (iv) of Paragraph (e) or clause (i), (ii) or (iii) of Paragraph (f) (other than subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Adjustment Factor and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided, however, that the Company shall only be required to specify in such notice particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than 14 days prior to such applicable record date.

(h)	Voting: At any meeting of holders of Series 1 Class B Common Shares, each holder shall be entitled to one vote for each Series 1 Class B Common Share held.

(i)	Amendments: The provisions of Sections (a) through (k) hereof may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Series 1 Class B Common Shares given as hereinafter specified, in addition to any other approval required by the Company Act.

(j)	Sanction by holders of Series 1 Class B Common Shares: The sanction of holders of the Series 1 Class B Common Shares as to any and all matters referred to herein may be given by resolution signed by all the holders of the Series 1 Class B Common Shares then outstanding or by resolution passed at a meeting of the holders of the Series 1 Class B Common Shares duly called and held for such purpose at which the holders of at least a majority of the outstanding Series 1 Class B Common Shares are present or represented by proxy and carried by the affirmative vote of the holders of not less than 75% of the Series 1 Class B Common Shares represented and voted at such meeting cast on a poll If at any such meeting the holders of a majority of the outstanding Series 1 Class B Common Shares are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman of the meeting and at least 10 days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Series 1 Class B Common Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 75% of the Series 1 Class B Common Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of Series 1 Class B Common Shares referred to in this Section (j). The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the Articles with respect to meetings of members. On every poll taken at every such meeting or adjourned meeting every holder of Series 1 Class B Common Shares shall be entitled to one vote in respect of each Series 1 Class B Common Share held.

(k)	Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Series 1 Class B Common Shares will share pari passu with the holders of the Common Shares on a share for share basis up to a maximum amount equal to the Redemption Amount for each such Series 1 Class B Common Share held by them. Upon payment of the amounts so payable to them, the holders of Series 1 Class B Common Shares shall not, as such, be entitled to share in any further distribution of the property or assets of the Company.

ADDED by Special Resolution
filed with the Registrar of Companies the
29 day of APRIL, 1998
SCHEDULE “B”
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES 2 CLASS B COMMON SHARES
31.1	The Series 2 Class B Common Shares shall have attached thereto the following special rights and restrictions:
(a)	Definitions: For the purposes hereof:
(i)	“Act” means the Income Tax Act (Canada);

(ii)	“Adjustment Factor” means initially 1.00 and shall be subject to adjustment as provided in Paragraph (f);

(iii)	“Articles” means the Company’s Memorandum and Articles and includes any amendments thereto;

(iv)	“Base Common Share Fair Market Value” means the product of the Fair Market Value of a Common Share as at the date fixed by resolution of the directors of the Company, which date shall not be earlier than the date upon which the directors of the Company resolve to issue the Series 2 Class B Common Shares nor later than the date upon which the Series 2 Class B Common Shares are issued, and the Adjustment Factor;

(v)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia, provided that the principal offices of the Company in Vancouver, British Columbia are open for business on the particular day;

(vi)	“Common Share” means a common share without par value in the capital of the Company;

(vii)	“Common Share Date” means, with respect to a Series 2 Class B Common Share, the date on which such Series 2 Class B Common Share becomes a Common Share pursuant to the provisions of Paragraph (e) below;

(viii)	“dividends paid in the ordinary course” means dividends paid in any fiscal year of the Company, whether in (1) cash, (2) shares of the Company, (3) warrants or similar rights to purchase any shares of the Company or options to purchase any property of the Company at a purchase or exercise price less than the fair market value of the shares or property purchasable as of the date of distribution of such warrants or similar rights, or (4) property of the Company, provided that where shares in the capital of the Company are distributed to a holder of any Common Shares, pursuant to his exercise of an option to receive a dividend in the form of such shares in lieu of a cash dividend, such dividend shall be deemed to be a cash dividend and provided further that any shares, warrants or similar rights, or property which are distributed are to be valued at the fair market value of such shares, warrants or similar rights, or property, as the case may be, as determined by the directors;
(ix)	“Fair Market Value of a Common Share” on a particular day means the weighted average sale price for board lots of the Common Shares on The Toronto Stock Exchange (or if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors or if the Common Shares be not so listed then on the over-the-counter market) over the five consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such five-day period, then over the fifteen consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such fifteen-day period, then the “Fair Market Value of a Common Share” means the fair value of a Common Share as determined by the Company’s auditors;

(x)	“Redemption Amount” with respect to any Series 2 Class B Common Share at a particular time means the aggregate of (1) the Subscription Price and (2) the amount, if any, of all dividends theretofore declared thereon but unpaid at that time;

(xi)	“Redemption Date” means, with respect to any Series 2 Class B Common Share, a Business Day on which the Company redeems or proposes to redeem such share;

(xii)	“Series 2 Class B Common Share Value” with respect to any Series 2 Class B Common Share as at a particular time means the greater of (1) the amount, if any, by which the Fair Market Value of a Common Share at that time exceeds the Base Common Share Fair Market Value, and (2) the Subscription Price of such share;

(xiii)	“Subscription Price” means, with respect to any Series 2 Class B Common Share, the amount of the consideration paid for the issue of such share; and

(xiv)	“Subsidiary” has the meaning set forth in the Company Act.
(b)	Dividends: The holders of the Series 2 Class B Common Shares shall be entitled to receive dividends, if as and when declared by the Board of Directors of the Company out of the property of the Company properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine; provided however that whenever a dividend is declared and paid on the Common Shares a dividend shall also be declared and paid on the Series 2 Class B Common Shares and further provided that no dividends shall be declared and paid on the Series 2 Class B Common Shares unless a dividend is concurrently therewith declared and paid on the Common Shares. All dividends which the Board of Directors may determine to declare and pay in any financial year of the Company shall be declared and paid on all of the Common Shares and the Series 2 Class B Common Shares at the time outstanding and without preference.
(c)	Redemption: Subject to the provisions of the Company Act and the Articles, the Company may, upon giving notice as herein provided, redeem at any time all or from time to time any of the then outstanding Series 2 Class B Common Shares on payment for each such share of the Redemption Amount. If less than all of the then outstanding Series 2 Class B Common Shares are to be redeemed, the Series 2 Class B Common Shares to be redeemed shall be selected by the Board of Directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.

(d)	Procedure on Redemption: In the case of redemption of Series 2 Class B Common Shares under Paragraph (c) above, the Company shall at least 30 days before the proposed Redemption Date mail to each person who at the date of mailing is a registered holder of Series 2 Class B Common Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 2 Class B Common Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such member at his address as it appears on the records of the Company or in the event of the address of any such member not so appearing then to the last known address of such member; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 2 Class B Common Shares to be redeemed the Redemption Amount on presentation and surrender, at the registered office of the Company or any other place designated in such notice, the certificates for the Series 2 Class B Common Shares called for redemption. Such payment shall be made by cheque of the Company payable in lawful money of Canada at par at any branch of the Company’s bankers for the time being in Canada. Such Series 2 Class B Common Shares shall thereupon be redeemed and shall be cancelled and not reissued. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company.

From and after the date specified for redemption in any such notice the Series 2 Class B Common Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the members shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 2 Class B Common Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 2 Class B Common Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the Redemption Date specified in such notice, whichever is the later, the Series 2 Class B Common Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Company.
(e)	Common Shares: Subject to prior redemption in accordance with Paragraphs (c) and (d), Series 2 Class B Common Shares will become and be exchanged for Common Shares, without any action on the part of the holder thereof, as hereinafter provided.
(i)	Subject to clause (iii) of this Paragraph (e), each Series 2 Class B Common Share will, on the applicable Common Share Date (as determined in accordance with clause (ii) of this Paragraph (e)), become and be exchanged for that number of Common Shares which is the product of (1) a fraction, the numerator of which is the Series 2 Class B Common Share Value as at the applicable Common Share Date, and the denominator of which is the Fair Market Value of a Common Share as at the applicable Common Share Date, and (2) the reciprocal of the Adjustment Factor.

(ii)	April 17, 2003 shall be the “Common Share Date” subject to prior redemption thereof in accordance with Paragraphs (c) and (d); provided however that in any of the following events, the “Common Share Date” shall be the earliest of the dates specified below in respect of “Vested

Shares” of a holder of any Series 2 Class B Common Shares referred to below. “Vested Shares” of any one holder means the following percentage of the aggregate number of Series 2 Class B Common Shares issued to such holder based on the following time that has elapsed since the date of issue of Series 2 Class B Common Shares:

Percentage	Time Elapsed
0%	Less than 36 months;

33.33%	36 months up to but not including 48 months;

66.67%	48 months up to but not including 60 months.
A.	In the event of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, or the consolidation, amalgamation or merger of the Company with or into any other corporation which is not a Subsidiary or an affiliate of the Company within the meaning of the Act, or the occurrence of a Change of Control (as hereinafter defined), the thirtieth day after the effective date of such event shall be the Common Share Date with respect to all Vested Shares outstanding on such later day;

B.	In the event of the death of a holder of any Series 2 Class B Common Share, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

C.	In the event of the termination of all employment and offices of a holder of any Series 2 Class B Common Share with the Company by reason of such holder having reached the age when retirement is compulsory under the regulations of the Company or in the event of such holder otherwise retiring with the consent of the Company, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

D.	In the event of the termination of all employment and offices of a holder of any Series 2 Class B Common Share with the Company other than as described in clause B. or C. above, whether for any cause or for no cause and whether at the instance of the Company, such holder or otherwise, the Business Day after the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date; and
E.	In the event that an order is made, an effective resolution is passed or a proceeding or act is taken that will result in the liquidation, dissolution or winding-up of the Company, the date of such order, resolution, proceeding or act shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date.
For the purpose of clause A. above, “Change of Control” means any of the following:
(1)	the acquisition and exercise, or either of them, of de facto control (for the purpose of this clause, as defined by subsection 256(5.1) of the Income Tax Act (Canada)) or the acquisition of the power to exercise de facto control over the Company by any person, firm or corporation or group which does not, as at the date on which the Series 2 Class B Common Shares are issued, exercise or have power to exercise de facto control over the Company; or

(2)	any transaction or event or series of transactions or events or a combination thereof as a result of which the Company, or any subsidiary of the Company which represents all or substantially all of the property of the Company, shall, or may (including the exercise of any option or rights) become obligated at any time to, sell, lease, exchange or otherwise dispose of all or substantially all of its property.
If the Common Share Date in respect of Vested Shares of a holder of any Series 2 Class B Common Shares is earlier than April 17, 2003 pursuant to the provisions of this clause (ii), the Series 2 Class B Common Shares issued to such holder that are not Vested Shares on the Common Share Date pursuant to the provisions of this clause (ii) shall not become Common Shares.
(iii)	Nothing contained herein shall result in any fractional Common Shares being outstanding. The number of whole Common Shares of which a holder of Series 2 Class B Common Shares becomes the holder on any Common Share Date shall be computed on the basis of the number of all Series 2 Class B Common Shares held by such holder which become Common Shares on that date. If any fraction of a Common Share would, except for the provisions of this clause (iii), result from any number of Series 2 Class B Common Shares becoming Common Shares, the Company shall round down to the nearest whole number the Common Shares of which any one holder becomes the holder.
(iv)	In case of any reclassification of the Common Shares at any time outstanding or any change of the Common Shares into other shares, or in the case of the consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, any Series 2 Class B Common Shares in respect of which the Common Share Date occurs subsequent to such event, shall become the kind and amount of shares and other securities or property to which such holder would have been entitled as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder would otherwise have become entitled pursuant to this Paragraph (e). If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Paragraph (e) with respect to the rights and interests thereafter of the holders of Series 2 Class B Common Shares to the end that the provisions set forth in this Paragraph (e) shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property to which the Series 2 Class B Common Shares may thereafter entitle the holder thereof. Any such adjustments shall be made by and set forth in a resolution of the Board of Directors, and such resolution shall for all purposes be conclusively deemed to be an appropriate adjustment. The subdivision or consolidation of the Common Shares at any time outstanding into a greater or less number of Common Shares shall be deemed not to be a reclassification of the capital of the Company for the purposes of this Paragraph (e).

(v)	As of the Common Share Date relating to any Series 2 Class B Common Shares, the holder thereof shall be entitled to be entered in the books of the Company as the holder of record of the number of Common Shares which such Series 2 Class B Common Shares became in accordance with the provisions of this Paragraph (e) and such holder may, from and after such Common Share Date, on any day which is a Business Day surrender any certificate evidencing the Series 2 Class B Common Shares in respect of which the Common Share Date has occurred to the Company at its principal office in Vancouver or at such other place as the Company may direct in exchange for a certificate or certificates representing the Common Shares of which it thereupon became holder of record and, if part only of the Series 2 Class B Common Shares represented by such certificate have become Common Shares, a new certificate or certificates representing the balance of the Series 2 Class B Common Shares. All Common Shares to which such holder becomes entitled pursuant to the terms of the Series 2 Class B Common Shares shall be issued as fully paid and non-assessable shares.
(vi)	If by reason of Series 2 Class B Common Shares becoming Common Shares pursuant to the terms of the Series 2 Class B Common Shares any filing with or registration with or approval of any governmental authority in Canada or compliance with any other requirement under any law of Canada or a province thereof is required before such shares may be validly held or traded by the holder thereof, the Company will take such action as may be necessary to secure such filing, registration, approval or compliance as the case may be; provided that, in the event that such filing, registration, approval or compliance is required other than by reason solely of the terms of the Series 2 Class B Common Shares, the Company will not be required to take such action; and further provided that nothing herein shall obligate the Company to file or obtain any receipt for a prospectus.
(f)	Adjustment Factor: The Adjustment Factor in effect at any date shall be subject to adjustment from time to time as follows:
(i)	If and whenever at any time while any Series 2 Class B Common Shares are outstanding the Company shall (1) subdivide the outstanding Common Shares into a greater number of Common Shares, (2) consolidate the outstanding Common Shares into a lesser number of Common Shares, (3) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (other than as a dividend paid in the ordinary course on the outstanding Common Shares), or (4) make a distribution on the outstanding Common Shares payable in Common Shares (other than as a dividend paid in the ordinary course) (any such events to (1), (2), (3) and (4) being called a “Share Reorganization”), the Adjustment Factor shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization by multiplying the Adjustment Factor in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of outstanding Common Shares on such record date before giving effect to such Share Reorganization and the denominator of which shall be the number of outstanding Common Shares after giving effect to such Share

Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date).
(ii)	If and whenever at any time while any Series 2 Class B Common Shares are outstanding, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or at an exchange or conversion price per share) of less than 95% of the Fair Market Value of a Common Share on such record date (any of such events being called a “Rights Offering”), the Adjustment Factor shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the Adjustment Factor in effect immediately prior to the end of the Rights Period by a fraction, the numerator of which shall be the aggregate of the number of Common Shares outstanding as of the record date for the Rights Offering plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase or the aggregate conversion or exchange price of the convertible securities so offered by such Fair Market Value, and the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering). Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.

(iii)	If and whenever at any time while any Series 2 Class B Common Shares are outstanding the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (1) shares of any class other than Common Shares, (2) rights, options or warrants to acquire Common Shares, or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares for a period of not more than 45 days after such record date at a price per Common Share, or having an exchange or conversion price per Common Share, not less than 95% of the Fair Market Value of a Common Share on such record date), or property or other assets of the Company, (3) evidences of indebtedness, or (4) any property or other assets, if such distribution does not constitute (A) a dividend paid in the ordinary course, (B) a Share Reorganization, or (C) a Rights Offering (any of such non-excluded events herein called a “Special Distribution”), the Adjustment Factor shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the Adjustment Factor in effect on such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Fair Market Value of a Common Share on such record date, less the fair market value (as determined by the Board of Directors, which determination shall be conclusive), of such shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed, and the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by such Fair Market Value. Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.
(iv)	There will be no adjustment of the Adjustment Factor in respect of any event described in clause (ii) or (iii) of this Paragraph (f) if the holders of the Series 2 Class B Common Shares are entitled to participate in such event on the same terms, mutatis mutandis, as if the Common Share Date with respect to all of their Series 2 Class B Common Shares had occurred prior to the applicable record date.

(v)	In any case in which this Paragraph (f) shall require that an adjustment shall become effective immediately after a record date for an event. referred to herein, the Company may defer, until the occurrence of such event, recording the holder of any Series 2 Class B Common Shares in respect of which the Common Share Date occurs after such record date and before the occurrence of such event as registered holder of, or issuing to such holder any certificate evidencing, the additional Common Shares to which such holder becomes entitled by virtue of the Common Share Date by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to be recorded as registered holder of, and to receive a certificate evidencing, such additional Common Shares upon the occurrence of the event requiring the adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Common Share Date or such later date as such holder would, but for the provisions of this clause (v), have become the holder of record of such additional Common Shares pursuant to Paragraph (e).
(vi)	The adjustments provided for in this Paragraph (f) are cumulative and shall, in the case of adjustments to the Adjustment Factor, be computed to the nearest one-tenth of 1% and shall be made successively whenever an event referred to therein shall occur, provided that, notwithstanding any other provision of this Paragraph (f), no adjustment of the Adjustment Factor shall be required unless such adjustment would require an increase or decrease of at least 1% in the Adjustment Factor then in effect; provided however, that any adjustments which by reason of this clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(vii)	No adjustment of the Adjustment Factor shall be made pursuant to this Paragraph (f) in respect of the issue from time to time of Common Shares pursuant to any stock option or stock purchase plan(s) in force from time to time for officers or employees of the Company or members of the Company who exercise an option to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend paid in the ordinary course, and any such issue shall be deemed not to be a Share Reorganization.

(viii)	In the event of any question arising with respect to the adjustments provided in this Paragraph (f), such question shall be conclusively determined by a firm of chartered accountants appointed by the Company (who may be auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the holders of the Series 2 Class B Common Shares.

(ix)	If the Company shall take a record of the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution of any subscription or purchase rights and shall, thereafter and before the distribution to such members of any such dividend, distribution or subscription or purchase rights, abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Adjustment Factor shall be required by reason of taking such records.

(x)	As a condition precedent to the taking of any action which would result in an adjustment to the Adjustment Factor, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the shares of which the holders of the Series 2 Class B

Common Shares become holders on the applicable Common Share Date pursuant to Paragraph (e) shall be available and that such shares are held by such holders as fully paid and non-assessable shares.
(g)	Notice to Holders: The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Paragraph (f), specify the nature of the event requiring the same and the amount of the adjustment necessitated thereby and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which shall be verified by an opinion of a firm of chartered accountants appointed by the Company (who may be the auditors of the Company) and which shall be conclusive and binding on all parties in interest. The Company shall, except in respect of any subdivision or consolidation of Common Shares, forthwith give notice to the holders of the Series 2 Class B Common Shares by mail or delivery to the latest address of the member appearing on the records of the Company, of its intention to fix a record date for any event referred to in clause (iv) of Paragraph (e) or clause (i), (ii) or (iii) of Paragraph (f) (other than subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Adjustment Factor and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided, however, that the Company shall only be required to specify in such notice particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than 14 days prior to such applicable record date.

(h)	Voting: At any meeting of holders of Series 2 Class B Common Shares, each holder shall be entitled to one vote for each Series 2 Class B Common Share held.

(i)	Amendments: The provisions of Sections (a) through (k) hereof may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Series 2 Class B Common Shares given as hereinafter specified, in addition to any other approval required by the Company Act.

(j)	Sanction by holders of Series 2 Class B Common Shares: The sanction of holders of the Series 2 Class B Common Shares as to any and all matters referred to herein may be given by resolution signed by all the holders of the Series 2 Class B Common Shares then outstanding or by resolution passed at a meeting of the holders of the Series 2 Class B Common Shares duly called and held for such purpose at which the holders of at least a majority of the outstanding Series 2 Class B Common Shares are present or represented by proxy and carried by the affirmative vote of the holders of not less than 75% of the Series 2 Class B Common Shares represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding Series 2 Class B

Common Shares are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman of the meeting and at least 10 days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Series 2 Class B Common Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 75% of the Series 2 Class B Common Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of Series 2 Class B Common Shares referred to in this Section (j). The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the Articles with respect to meetings of members. On every poll taken at every such meeting or adjourned meeting every holder of Series 2 Class B Common Shares shall be entitled to one vote in respect of each Series 2 Class B Common Share held.

(k)	Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Series 2 Class B Common Shares will share pari passu with the holders of the Common Shares on a share for share basis up to a maximum amount equal to the Redemption Amount for each such Series 2 Class B Common Share held by them. Upon payment of the amounts so payable to them, the holders of Series 2 Class B Common Shares shall not, as such, be entitled to share in any further distribution of the property or assets of the Company.

ADDED by Special Resolution
filed with the Registrar of Companies the
25th day of JUNE, 1999
SCHEDULE “B”
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO
SERIES 3 CLASS B COMMON SHARES
32.1	The Series 3 Class B Common Shares shall have attached thereto the following special rights and restrictions:
Definitions: For the purposes hereof:
“Act” means the Income Tax Act (Canada);
“Adjustment Factor” means initially 1.00 and shall be subject to adjustment as provided in Paragraph (f);
“Articles” means the Company’s Memorandum and Articles and includes any amendments thereto;
“Base Common Share Fair Market Value” means the product of the Fair Market Value of a Common Share as at the date fixed by resolution of the directors of the Company, which date shall not be earlier than the date upon which the directors of the Company resolve to issue the Series 3 Class B Common Shares nor later than the date upon which the Series 3 Class B Common Shares are issued, and the Adjustment Factor;
“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia, provided that the principal offices of the Company in Vancouver, British Columbia are open for business on the particular day;
“Common Share” means a common share without par value in the capital of the Company;
“Common Share Date” means, with respect to a Series 3 Class B Common Share, the date on which such Series 3 Class B Common Share becomes a Common Share pursuant to the provisions of Paragraph (e) below;
“dividends paid in the ordinary course” means dividends paid in any fiscal year of the Company, whether in (1) cash, (2) shares of the Company, (3) warrants or similar rights to purchase any shares of the Company or options to purchase any property of the Company at a purchase or exercise price less than the fair market value of the shares or property purchasable as of the date of distribution of such warrants or similar rights, or (4) property of me Company, provided that where shares in the capital of the Company are distributed to a holder of any Common Shares, pursuant to his exercise of an option to receive a dividend in the form of such shares in lieu of a cash dividend, such dividend shall be deemed to be a cash dividend and provided further that any shares, warrants or similar rights, or property which are distributed are to be valued at the fair market value of such shares, warrants or similar rights, or property, as the case may be, as determined by the directors;

“Fair Market Value of a Common Share” on a particular day means the weighted average sale price for board lots of the Common Shares on The Toronto Stock Exchange (or if the Common Shares are not listed on The Toronto Stock Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors or if the Common Shares be not so listed then on the over-the-counter market) over the five consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such five-day period, then over the fifteen consecutive trading days immediately preceding the date on which such value is to be determined or, if no trades are made during such fifteen-day period, then the “Fair Market Value of a Common Share” means the fair value of a Common Share as determined by the Company’s auditors;
“Redemption Amount” with respect to any Series 3 Class B Common Share at a particular time means the aggregate of (1) the Subscription Price and (2) the amount, if any, of all dividends theretofore declared thereon but unpaid at that time;
“Redemption Date” means, with respect to any Series 3 Class B Common Share, a Business Day on which the Company redeems or proposes to redeem such share;
“Series 3 Class B Common Share Value” with respect to any Series 3 Class B Common Share as at a particular time means the greater of (1) the amount, if any, by which the Fair Market Value of a Common Share at that time exceeds the Base Common Share Fair Market Value, and (2) the Subscription Price of such share;
“Subscription Price” means, with respect to any Series 3 Class B Common Share, the amount of the consideration paid for the issue of such share; and
“Subsidiary” has the meaning set forth in the Company Act.
Dividends: The holders of the Series 3 Class B Common Shares shall be entitled to receive dividends, if as and when declared by the Board of Directors of the Company out of the property of the Company properly applicable to the payment of dividends in such amount and payable at such times and at such place or places in Canada as the Board of Directors may from time to time determine; provided however that whenever a dividend is declared and paid on the Common Shares a dividend shall also be declared and paid on the Series 3 Class B Common Shares and further provided that no dividends shall be declared and paid on the Series 3 Class B Common Shares unless a dividend is concurrently therewith declared and paid on the Common Shares. All dividends which the Board of Directors may determine to declare and pay in any financial year of the Company shall be declared and paid on all of the Common Shares and the Series 3 Class B Common Shares at the time outstanding and without preference.
Redemption: Subject to the provisions of the Company Act and the Articles, the Company may, upon giving notice as herein provided, redeem at any time all or from time to time any of the then outstanding Series 3 Class B Common Shares on payment

2

for each such share of the Redemption Amount. If less than all of the then outstanding Series 3 Class B Common Shares are to be redeemed, the Series 3 Class B Common Shares to be redeemed shall be selected by the Board of Directors in their absolute discretion and need not be redeemed pro rata according to the shareholdings.
Procedure on Redemption: In the case of redemption of Series 3 Class B Common Shares under Paragraph (c) above, the Company shall at least 30 days before the proposed Redemption Date mail to each person who at the date of mailing is a registered holder of Series 3 Class B Common Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 3 Class B Common Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such member at his address as it appears on the records of the Company or in the event of the address of any such member not so appearing then to the last known address of such member; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 3 Class B Common Shares to be redeemed the Redemption Amount on presentation and surrender, at the registered office of the Company or any other place designated in such notice, the certificates for the Series 3 Class B Common Shares called for redemption. Such payment shall be made by cheque of the Company payable in lawful money of Canada at par at any branch of the Company’s bankers for the time being in Canada. Such Series 3 Class B Common Shares shall thereupon be redeemed and shall be cancelled and not reissued. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified for redemption in any such notice the Series 3 Class B Common Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of members in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the members shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 3 Class B Common Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 3 Class B Common Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the Redemption Date specified in such notice, whichever is the later, the Series 3 Class B Common Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Company.

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Common Shares: Subject to prior redemption in accordance with Paragraphs (c) and (d), Series 3 Class B Common Shares will become and be exchanged for Common Shares, without any action on the part of the holder thereof, as hereinafter provided.
(i)	Subject to clause (iii) of this Paragraph (e), each Series 3 Class B Common Share will, on the applicable Common Share Date (as determined in accordance with clause (ii) of this Paragraph (e)), become and be exchanged for that number of Common Shares which is the product of (1) a fraction, the numerator of which is the Series 3 Class B Common Share Value as at the applicable Common Share Date, and me denominator of which is the Fair Market Value of a Common Share as at the applicable Common Share Date, and (2) the reciprocal of the Adjustment Factor.

(ii)	March 28, 2004 shall be the “Common Share Date” subject to prior redemption thereof in accordance with Paragraphs (c) and (d); provided however that in any of the following events, the “Common Share Date” shall be the earliest of the dates specified below in respect of “Vested Shares” of a holder of any Series 3 Class B Common Shares referred to below. “Vested Shares” of any one holder means the following percentage of the aggregate number of Series 3 Class B Common Shares issued to such holder based on the following time that has elapsed since the date of issue of Series 3 Class B Common Shares:

Percentage	Time Elapsed

0%	Less than 36 months

33.33%	36 months up to but not including 48 months

66.67%	48 months up to but not including 60 months
A.	In the event of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, or the consolidation, amalgamation or merger of the Company with or into any other corporation which is not a Subsidiary or an affiliate of the Company within the meaning of the Act, or the occurrence of a Change of Control (as hereinafter defined), the thirtieth day after the effective date of such event shall be the Common Share Date with respect to all Vested Shares outstanding on such later day;

B.	In the event of the death of a holder of any Series 3 Class B Common Share, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

C.	In the event of the termination of all employment and offices of a holder of any Series 3 Class B Common Share with the Company by reason of such holder having reached the age when retirement is compulsory under the regulations of the Company or in the event of such holder otherwise

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retiring with the consent of the Company, the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date;

D.	In the event of the termination of all employment and offices of a holder of any Series 3 Class B Common Share with the Company other than as described in clause B. or C. above, whether for any cause or for no cause and whether at the instance of the Company, such holder or otherwise, the Business Day after the date of such event shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date; and

E.	In the event that an order is made, an effective resolution is passed or a proceeding or act is taken that will result in the liquidation, dissolution or winding-up of the Company, the date of such order, resolution, proceeding or act shall be the Common Share Date with respect to all Vested Shares beneficially owned by such holder on that date.
For the purpose of clause A. above, “Change of Control” means any of the following:
(1)	the acquisition and exercise, or either of them, of de facto control (for the purpose of this clause, as defined by subsection 256(5.1) of the Income Tax Act (Canada)) or the acquisition of the power to exercise de facto control over the Company by any person, firm or corporation or group which does not, as at the date on which the Series 3 Class B Common Shares are issued, exercise or have power to exercise de facto control over the Company; or

(2)	any transaction or event or series of transactions or events or a combination thereof as a result of which the Company, or any subsidiary of the Company which represents all or substantially all of the property of the Company, shall, or may (including the exercise of any option or rights) become obligated at any time to, sell, lease, exchange or otherwise dispose of all or substantially all of its property.
If the Common Share Date in respect of Vested Shares of a holder of any Series 3 Class B Common Shares is earlier than March 28, 2004 pursuant to the provisions of this clause (ii), the Series 3 Class B Common Shares issued to such holder that are not Vested Shares on the Common Share Date pursuant to the provisions of this clause (ii) shall not become Common Shares.
(iii)	Nothing contained herein shall result in any fractional Common Shares being outstanding. The number of whole Common Shares of which a holder of Series 3 Class B Common Shares becomes the holder on any Common Share Date shall be computed on the basis of the number of all Series 3 Class B Common Shares held by such holder which become Common Shares on that date. If any fraction of a Common Share would, except for the provisions of

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this clause (iii), result from any number of Series 3 Class B Common Shares becoming Common Shares, the Company shall round down to the nearest whole number the Common Shares of which any one holder becomes the holder.
In case of any reclassification of the Common Shares at any time outstanding or any change of the Common Shares into other shares, or in the case of the consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, any Series 3 Class B Common Shares in respect of which the Common Share Date occurs subsequent to such event, shall become the kind and amount of shares and other securities or property to which such holder would have been entitled as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder would otherwise have become entitled pursuant to this Paragraph (e). If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Paragraph (e) with respect to the rights and interests thereafter of the holders of Series 3 Class B Common Shares to the end that the provisions set forth in this Paragraph (e) shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property to which the Series 3 Class B Common Shares may thereafter entitle the holder thereof. Any such adjustments shall be made by and set forth in a resolution of the Board of Directors, and such resolution shall for all purposes be conclusively deemed to be an appropriate adjustment. The subdivision or consolidation of the Common Shares at any time outstanding into a greater or less number of Common Shares shall be deemed not to be a reclassification of the capital of the Company for the purposes of this Paragraph (e).
As of the Common Share Date relating to any Series 3 Class B Common Shares, the holder thereof shall be entitled to be entered in the books of the Company as the holder of record of the number of Common Shares which such Series 3 Class B Common Shares became in accordance with the provisions of this Paragraph (e) and such holder may, from and after such Common Share Date, on any day which is a Business Day surrender any certificate evidencing the Series 3 Class B Common Shares in respect of which the Common Share Date has occurred to the Company at its principal office in Vancouver or at such other place as the Company may direct in exchange for a certificate or certificates representing the Common Shares of which it thereupon became holder of record and, if part only of the Series 3 Class B Common Shares represented by such certificate have become Common Shares, a new certificate or certificates representing the balance of the Series 3 Class B Common Shares. All Common Shares to which such holder becomes entitled pursuant to the terms of the Series 3 Class B Common Shares shall be issued as fully paid and non-assessable shares.

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If by reason of Series 3 Class B Common Shares becoming Common Shares pursuant to the terms of the Series 3 Class B Common Shares any filing with or registration with or approval of any governmental authority in Canada or compliance with any other requirement under any law of Canada or a province thereof is required before such shares may be validly held or traded by the holder thereof, the Company will take such action as may be necessary to secure such filing, registration, approval or compliance as the case may be; provided that, in the event that such filing, registration, approval or compliance is required other than by reason solely of the terms of the Series 3 Class B Common Shares, the Company will not be required to take such action; and further provided that nothing herein shall obligate the Company to file or obtain any receipt for a prospectus.
Adjustment Factor: The Adjustment Factor in effect at any date shall be subject to adjustment from time to time as follows:
If and whenever at any time while any Series 3 Class B Common Shares are outstanding the Company shall (1) subdivide the outstanding Common Shares into a greater number of Common Shares, (2) consolidate the outstanding Common Shares into a lesser number of Common Shares, (3) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (other than as a dividend paid in the ordinary course on the outstanding Common Shares), or (4) make a distribution on the outstanding Common Shares payable in Common Snares (other than as a dividend paid in the ordinary course) (any such events in (1), (2), (3) and (4) being called a “Share Reorganization”), the Adjustment Factor shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization by multiplying the Adjustment Factor in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of outstanding Common Shares on such record date before giving effect to such Share Reorganization and the denominator of which shall be the number of outstanding Common Shares after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date).
If and whenever at any time while any Series 3 Class B Common Shares are outstanding, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or at an exchange or conversion price per share) of less than 95% of the Fair Market Value of a Common Share on such record date (any of such events being called a “Rights Offering”), the Adjustment Factor shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the Adjustment Factor in effect immediately prior to the end of the Rights Period by a fraction, the numerator

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of which shall be the aggregate of the number of Common Shares outstanding as of the record date for the Rights Offering plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase or the aggregate conversion or exchange price of the convertible securities so offered by such Fair Market Value, and the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering). Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.
If and whenever at any time while any Series 3 Class B Common Shares are outstanding the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (1) shares of any class other than Common Shares, (2) rights, options or warrants to acquire Common Shares, or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares for a period of not more than 45 days after such record date at a price per Common Share, or having an exchange or conversion price per Common Share, not less than 95% of the Fair Market Value of a Common Share on such record date), or property or other assets of the Company, (3) evidences of indebtedness, or (4) any property or other assets, if such distribution does not constitute (A) a dividend paid in the ordinary course, (B) a Share Reorganization, or (C) a Rights Offering (any of such non-excluded events herein called a “Special Distribution”), the Adjustment Factor shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the Adjustment Factor in effect on such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Fair Market Value of a Common Share on such record date, less the fair market value (as determined by the Board of Directors, which determination shall be conclusive), of such shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed, and the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by such Fair Market Value. Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation.
There will be no adjustment of the Adjustment Factor in respect of any event described in clause (ii) or (iii) of this Paragraph (f) if the holders of the Series 3 Class B Common Shares are entitled to participate in such event on the same terms, mutatis mutandis, as if the Common Share Date with respect to all of the iv Series 3 Class B Common Shares had occurred prior to the applicable record date.
In any case in which this Paragraph (f) shall require that an adjustment shall become effective immediately after a record date for an event referred to

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herein, the Company may defer, until the occurrence of such event, recording the holder of any Series 3 Class B Common Shares in respect of which the Common Share Date occurs after such record date and before the occurrence of such event as registered holder of, or issuing to such holder any certificate evidencing, the additional Common Shares to which such holder becomes entitled by virtue of the Common Share Date by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to be recorded as registered holder of, and to receive a certificate evidencing, such additional Common Shares upon the occurrence of the event requiring the adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Common Share Date or such later date as such holder would, but for the provisions of this clause (v), have become the holder of record of such additional Common Shares pursuant to Paragraph (e).
The adjustments provided for in this Paragraph (f) are cumulative and shall, in the case of adjustments to the Adjustment Factor, be computed to the nearest one-tenth of 1% and shall be made successively whenever an event referred to therein shall occur, provided that, notwithstanding any other provision of this Paragraph (f), no adjustment of the Adjustment Factor shall be required unless such adjustment would require an increase or decrease of at least 1% in the Adjustment Factor then in effect; provided however, that any adjustments which by reason of this clause (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
No adjustment of the Adjustment Factor shall be made pursuant to this Paragraph (f) in respect of the issue from time to time of Common Shares pursuant to any stock option or stock purchase plan(s) in force from time to time for officers or employees of the Company or members of the Company who exercise an option to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend paid in the ordinary course, and any such issue shall be deemed not to be a Share Reorganization.
In the event of any question arising with respect to the adjustments provided in this Paragraph (f), such question shall be conclusively determined by a firm of chartered accountants appointed by the Company (who may be auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the holders of the Series 3 Class B Common Shares.
If the Company shall take a record of the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution of any subscription or purchase rights and shall, thereafter and before the distribution to such members of any such dividend, distribution or subscription or purchase rights, abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Adjustment Factor shall be required by reason of taking such records.

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As a condition precedent to the taking of any action which would result in an adjustment to the Adjustment Factor, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the shares of which the holders of the Series 3 Class B Common Shares become holders on the applicable Common Share Date pursuant to Paragraph (e) shall be available and that such shares are held by such holders as fully paid and non-assessable shares.
Notice to Holders: The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Paragraph (f), specify the nature of the event requiring the same and the amount of the adjustment necessitated thereby and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which shall be verified by an opinion of a firm of chartered accountants appointed by the Company (who may be the auditors of the Company) and which shall be conclusive and binding on all parties in interest. The Company shall, except in respect of any subdivision or consolidation of Common Shares, forthwith give notice to the holders of the Series 3 Class B Common Shares by mail or delivery to the latest address of the member appearing on the records of the Company, of its intention to fix a record date for any event referred to in clause (iv) of Paragraph (e) or clause (i), (ii) or (iii) of Paragraph (f) (other than subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Adjustment Factor and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided, however, that the Company shall only be required to specify in such notice particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than 14 days prior to such applicable record date.
Voting: At any meeting of holders of Series 3 Class B Common Shares, each holder shall be entitled to one vote for each Series 3 Class B Common Share held.
Amendments: The provisions of Sections (a) through (k) hereof may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Series 3 Class B Common Shares given as hereinafter specified, in addition to any other approval required by the Company Act.
Sanction by holders of Series 3 Class B Common Shares: The sanction of holders of the Series 3 Class B Common Shares as to any and all matters referred to herein may be given by resolution signed by all the holders of the Series 3 Class B Common Shares then outstanding or by resolution passed at a meeting of the holders of the Series 3 Class B Common Shares duly called and held for such purpose at which the holders of at least a majority of the outstanding Series 3 Class B Common Shares are present or represented by proxy and carried by the affirmative vote of the holders of not less than 75% of the Series 3 Class B Common Shares represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding Series 3 Class B Common Shares are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman of the meeting and at least 10 days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the

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purpose for which the meeting was originally called. At such adjourned meeting the holders of Series 3 Class B Common Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than 75% of the Series 3 Class B Common Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of Series 3 Class B Common Shares referred to in this Section (j). The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the Articles with respect to meetings of members. On every poll taken at every such meeting or adjourned meeting every holder of Series 3 Class B Common Shares shall be entitled to one vote in respect of each Series 3 Class B Common Share held.
Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Series 3 Class B Common Shares will share pari passu with the holders of the Common Shares on a share for share basis up to a maximum amount equal to the Redemption Amount for each such Series 3 Class B Common Share held by them. Upon payment of the amounts so payable to them, the holders of Series 3 Class B Common Shares shall not, as such, be entitled to share in any further distribution of the property or assets of the Company.

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PART 33
SPECIAL RIGHTS AND RESTRICTIONS
ATTACHED TO SERIES 3 PREFERRED SHARES
33.	The following special rights and restrictions shall be attached to the Series 3 Preferred Shares of the Company.

33.1	Non-Voting – The holders of the Series 3 Preferred Shares shall not, as such, have any voting rights for the election of directors or for any other purpose and shall not be entitled to receive notice of, or to attend any meetings of the members of the Company, except meetings at which only holders of the Series 3 Preferred Shares are entitled to vote or otherwise as required at law.

33.2	Capital Distribution – In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its members for the purpose of winding-up its affairs (whether voluntary or involuntary) or upon a reduction of capital (any of which events are referred to as a “Capital Distribution”), the holders of the Series 3 Preferred Shares shall, before any amount is paid or any property or assets of the Company is distributed to the holders of any class of the Common Shares of the Company or other shares of the Company ranking junior to the Series 3 Preferred Shares, be entitled to receive equally on a per share basis, in respect of each Series 3 Preferred Share held, the Series 3 Redemption Price (defined below) together with any declared but unpaid dividends or any unpaid cumulative dividends to which the holder may be entitled. On payment of the amount so payable to them, the holders of the Series 3 Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

33.3	Dividends – The holders of the Series 3 Preferred Shares shall be entitled to receive, out of monies of the Company properly applicable to the payment of dividends, such non-cumulative dividends as may be declared by the directors of the Company from time to time in respect of the Series 3 Preferred Shares. The directors of the Company shall be at liberty to declare dividends on the Series 3 Preferred Shares to the exclusion of any one or more classes of the Common Shares or other shares of the Company ranking junior to the Series 3 Preferred Shares and no holder of Series 3 Preferred Shares shall be entitled to receive dividends on parity with, or in priority to the holders of any other class or classes of shares entitled to receive dividends.

33.4	Redemption Price – Subject to paragraphs 33.11 and 33.12, the “Series 3 Redemption Price” in respect of each Series 3 Preferred Share, shall be:
(a)	if it was issued for cash, the amount paid-up on the Series 3 Preferred Share; or

(b)	if it was issued in exchange for property acquired by the Company or in exchange for the surrender of any other shares of the Company (the “Property”), either:
(i)	the amount designated by the directors of the Company as the value of the Property for the purposes of the exchange less an amount equal to the aggregate of any cash paid, promissory note issued and indebtedness assumed by the Company in partial payment for the Property (the “Deducted Amount”) all divided by the number of Series 3 Preferred Shares issued in exchange for the Property (the “Subject Series 3 Preferred Shares”); or

(ii)	the amount otherwise designated by the directors of the Company.

33.5	Redeemable at Company’s Option – The Company may at any time, upon giving notice as provided, redeem the whole or from time to time any part of the Series 3 Preferred Shares then outstanding by payment of the Series 3 Redemption Price for each share to be redeemed together with any declared but unpaid dividends thereon (the Series 3 Redemption Price together with any applicable dividends in respect of each share to be redeemed is referred to as the “Series 3 Redemption Price”). It shall not be necessary for any redemption by the Company of any of the Series 3 Preferred Shares to be made on a pro rata basis and, accordingly, the number and class of the Series 3 Preferred Shares to be redeemed may be selected by the directors in their absolute discretion.

33.6	Redemption Procedure by Company – If, pursuant to paragraph 33.5, the Company desires to redeem all or a portion of the Series 3 Preferred Shares outstanding:
(a)	Notice – The Company shall, at least 10 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of the Series 3 Preferred Shares to be redeemed (the “Redeemable Shares”), a notice in writing of the intention of the Company to redeem the Redeemable Shares. The notice shall be mailed in a prepaid envelope addressed to each such member at the member’s address as it appears on the register of members of the Company or, if the register of members does not have an address for the member, then to the last known address of the member, provided that the accidental failure to give any notice to one or more members shall not affect the validity of the redemption. The notice shall set out the Series 3 Redemption Price for the Redeemable Shares to be redeemed, the date on which the redemption is to take place and, if only part of the Series 3 Preferred Shares held by a member is to be redeemed, the number of those Series 3 Preferred Shares to be redeemed.

(b)	Payment – On the date specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Redeemable Shares to be redeemed the Series 3 Redemption Price for each Redeemable Share to be redeemed on presentation and surrender, at the registered office of the Company or at any other place designated in the notice, of the certificate or certificates for the Redeemable Shares called for redemption, upon which the Redeemable Shares shall be deemed to be redeemed and shall be cancelled. If a part only of the Series 3 Preferred Shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(c)	Rights – From and after the date specified in the notice, the holders of the Redeemable Shares called for redemption shall not be entitled to exercise any of the rights of members in respect of the Redeemable Shares unless payment of the Series 3 Redemption Price for each Redeemable Share to be redeemed is not made upon presentation of the share certificates in accordance with the foregoing provisions, in which case the rights of the holders of the Redeemable Shares shall remain unaffected until payment of the Series 3 Redemption Price for each Redeemable Share to be redeemed is made.

(d)	Failure to Present – If any holders of any Redeemable Shares called for redemption fail to present, on the date specified for redemption, the certificate or certificates representing the Redeemable Shares called for redemption, the Company shall have the right to deposit the Series 3 Redemption Price for each Redeemable Share to be redeemed to a special account in any bank listed in Schedule I of the Bank Act (Canada) (as may be amended or changed from time to time) or trust company in Canada, to be paid without interest to or to the order of the respective holders of the Redeemable Shares called for redemption upon presentation and surrender to the bank or trust company of the certificate or certificates representing the Redeemable Shares called for redemption. Upon that deposit being made, the Redeemable Shares in respect of which the deposit was made shall be deemed to be redeemed, shall be cancelled and the rights of the holders of those Redeemable Shares after the deposit shall be limited to receiving without interest their proportionate part of the aggregate of the Series 3 Redemption Price deposited less any charges of the bank or trust company against presentation and surrender of the certificate or certificates representing the Redeemable Shares called for redemption held by them respectively.

(e)	Waiver – Notwithstanding the foregoing, the holders of the Redeemable Shares may waive notice of any redemption by instrument or instruments in writing.
33.7	Redeemable at Holder’s Option – Any holder of the Series 3 Preferred Shares may, by giving notice as hereinafter provided, require the Company to redeem at any time the whole or from time to time any part of the Series 3 Preferred Shares held by that holder upon payment of the Series 3 Redemption Price for each share to be redeemed together with any declared but unpaid dividends thereon (the Series 3 Redemption Price together with any applicable dividends in respect of each share to be redeemed is referred to as the “Retraction Price”).

33.8	Redemption Procedure by Holder – If, pursuant to paragraph 33.7, any holder of the Series 3 Preferred Shares desires the Company to redeem all or any part of the Series 3 Preferred Shares registered in the name of that holder:
(a)	Notice – That holder shall, at least 10 days before the date specified for redemption, give written notice thereof to the Company at its registered office. The notice shall set out the date on which the redemption is to take place and, if only part of the Series 3 Preferred Shares held by that holder is to be redeemed, the number thereof to be redeemed (the “Retractable Shares”).

(b)	Payment – On the date specified for redemption, the Company shall pay or cause to be paid to or to the order of that holder the Retraction Price for each Retractable Share to be redeemed on presentation and surrender at the registered office of the Company of the certificate or certificates for the Retractable Shares called for redemption. The Retractable Shares shall thereupon be deemed to be redeemed and shall be cancelled. If a part only of the Series 3 Preferred Shares represented by a certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Company.

(c)	Failure to Present – If any holder of Retractable Shares called for redemption fails to present, on the date specified for redemption, the certificate or certificates for the Retractable Shares to be redeemed, the Company shall have the right to deposit the Retraction Price for each Retractable Share to be redeemed to a special account in any bank listed in Schedule I of the Bank Act (Canada) (as may be amended or changed from time to time) or trust company in Canada, to be paid without interest to or to the order of that holder upon presentation and surrender to the bank or trust Company of the certificate or certificates representing the Retractable Shares called for redemption. Upon that deposit being made, the Retractable Shares in respect of which the deposit was made, shall be deemed to be redeemed, shall be cancelled and the rights of the holder after the deposit shall be limited to receiving without interest the holder’s proportionate share of the aggregate of the Retraction Price deposited less any charges of the bank or trust Company against presentation and surrender of the certificate or certificates for the Retractable Shares called for redemption.

(d)	Waiver – Notwithstanding the foregoing, the Company may waive notice of any redemption by instrument or instruments in writing.
33.9	Failure to Redeem – Subject to paragraph 33.10, if the Company fails to redeem the Retractable Shares on the date specified for redemption, the holder of the Retractable Shares called for redemption, in addition to any other rights the holder may have against the Company at law or in equity for failing to redeem the Retractable Shares called for redemption, shall be entitled to receive for each Series 3 Preferred Share which was not redeemed, out of any or all profits or surplus available for dividends, in preference or priority to any payment of non-cumulative dividends on the Series 3 Preferred Shares or any class of the Common shares of the Company, cumulative dividends at the rate of 2% per quarter on the Series 3 Redemption Price of each Series 3 Preferred Share that was not redeemed. The cumulative dividends herein provided for shall accrue from the date specified for redemption until payment of the Retraction Price for each Retractable Share to be redeemed has been made.

33.10	Restriction on Redemption Rights – Nothing herein shall be deemed to permit or oblige the Company to redeem or repurchase any of the Series 3 Preferred Shares of the Company if the redemption or repurchase would contravene any applicable statute, regulation or rule of law or equity.

33.11	Price Adjustment – If any federal or provincial taxing authority assesses or reassesses the Company or a holder or former holder of the Subject Series 3 Preferred Shares on the basis of a determination that the aggregate fair market value of the Property less the Deducted Amount is an amount other than the aggregate of the Series 3 Redemption Price of the Subject Series 3 Preferred Shares as determined and designated by the directors of the Company (the “Subject Redemption Price”), and the assessment or reassessment is not disputed by the Company or holder or former holder or, if the assessment or reassessment is disputed, a final settlement is reached with the applicable taxing authority or a court of competent jurisdiction makes a final determination that the value of the Property less the Deducted Amount at the effective time of the exchange is an amount other than the aggregate of the Subject Redemption Price of the Subject Series 3 Preferred Shares (any one of which events is herein called the “Final Determination”), then the aggregate fair market value of the Property as determined by the Final Determination (the “New Value”) less the Deducted Amount, divided by the number of the Subject Series 3 Preferred Shares issued in exchange therefor shall be the “New Redemption Price” and the following shall apply:

(a)	No Redemption – If none of the Subject Series 3 Preferred Shares have been redeemed, the Subject Redemption Price of each of the Subject Series 3 Preferred Shares shall be increased or decreased nunc pro tunc, as the case may be, to the New Redemption Price provided that if the New Redemption Price is zero or a negative number, the Subject Redemption Price for each of the Subject Series 3 Preferred Shares shall be nil and, if the New Redemption Price is a negative number, the holder or holders of the Subject Series 3 Preferred Shares shall pay, in respect of each Subject Series 3 Preferred Share held, in cash and on demand, to the Company an amount equal to the amount required to bring the New Redemption Price to zero.

(b)	All or Partial Redemption – If at the time of the Final Determination all or some of the Subject Series 3 Preferred Shares have been redeemed prior to the Final Determination, the following adjustments shall be made:
(i)	if the New Redemption Price is zero or a negative number, the Subject Redemption Price for each of the remaining Subject Series 3 Preferred Shares, if any, shall be nil and, if the New Redemption Price is a negative number, the holder or holders of the remaining Subject Series 3 Preferred Shares shall pay in respect of each Subject Series 3 Preferred Share held, in cash and on demand, to the Company an amount equal to the amount required to bring the New Redemption Price to zero. The holder or holders of the Subject Series 3 Preferred Shares previously redeemed shall pay in respect of each Subject Series 3 Preferred Share previously redeemed, in cash and on demand, to the Company an amount equal to the sum of (i) the Subject Redemption Price previously paid by the Company for the redemption of that Subject Series 3 Preferred Share, and (ii) the amount required to bring the New Redemption Price to zero if the New Redemption Price is a negative number; or

(ii)	if the New Redemption Price is a positive number, the Subject Redemption Price for each of the remaining Subject Series 3 Preferred Shares, if any, shall be increased or decreased, as the case may be, nunc pro tunc, to the New Redemption Price. If the New Redemption Price is less than the Subject Redemption Price, the holder or holders of the Subject Series 3 Preferred Shares previously redeemed shall pay, in respect of each Subject Series 3 Preferred Share previously redeemed, in cash and on demand, to the Company an amount equal to the amount by which the Subject Redemption Price previously paid for the redemption of that Subject Series 3 Preferred Share exceeds the New Redemption Price. If the New Redemption Price is greater than the Subject Redemption Price, the Company shall pay, in respect of each Subject Series 3 Preferred Share previously redeemed, in cash and on demand, to the holder or holders of the previously redeemed Subject Series 3 Preferred Shares, an amount equal to the amount by which the New Redemption Price exceeds the Subject Redemption Price previously paid for the redemption of that Subject Series 3 Preferred Share.

(c)	Independent Adjustments – In the event that there is more than one holder of the Subject Series 3 Preferred Shares and the Subject Series 3 Preferred Shares have been redeemed other than on a pro rata basis, then the adjustments contemplated in this paragraph 33.11 shall be made on an independent basis as if the Subject Series 3 Preferred Shares held by each holder were all of the Subject Series 3 Preferred Shares and that the Company had received, in exchange for the Subject Series 3 Preferred Shares held by each holder, respectively, only that portion of the Property which is equal to the proportion that the number of Subject Series 3 Preferred Shares held by each holder bears to the total number of Subject Series 3 Preferred Shares.
33.12	Adjustment of Contributed Surplus – If a Final Determination is made, the amount of the contributed surplus, in the aggregate, recorded on the books of the Company at the time of the issuance of the Subject Series 3 Preferred Shares in consideration of the Property shall be increased or decreased, as the case may be, so that the aggregate amount of the contributed surplus, after adjustment, is increased or decreased by the positive or negative difference, respectively, as the case may be, between (i) the New Value less the Deducted Amount and (ii) the Subject Redemption Price of the Subject Series 3 Preferred Shares multiplied by the number of Subject Series 3 Preferred Shares originally issued. The directors of the Company shall be authorized to make all adjustments, retroactively to the date of issue of the Subject Series 3 Preferred Shares, as may be necessary to give effect to this paragraph 33.12.

33.13	Acknowledgement by Holder – Before redeeming any Subject Series 3 Preferred Shares the directors of the Company shall be entitled to receive from each holder of those Subject Series 3 Preferred Shares to be redeemed a document containing an acknowledgement of the terms of paragraphs 33.11 and 33.12 and a commitment under seal that the holder will be bound by those terms, which commitment shall be binding on the holder and the holder’s heirs, executors, administrators, representatives, successors and assigns.